UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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OTTER TAIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2026
Proxy Statement and Annual Meeting Notice

OTTERTAIL CORPORATION

PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION

OTTER TAIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Monday, April 13, 2026
10:00 A.M. (CDT)

Virtual Meeting Link: www.virtualshareholdermeeting.com/OTTR2026.
In order to be admitted to the Annual Meeting, you will need to enter the 16-Digit Control Number found on your proxy card, voting instruction form, or Notice you previously received. You may vote during the Annual Meeting by following the instructions that will be available on the virtual meeting website.

Contact Shareholder
Services for Information

E-mail	sharesvc@ottertail.com

Internet	www.ottertail.com

Phone	800-664-1259 or 218-739-8479

Mail	Otter Tail Corporation P.O. Box 496 Fergus Falls, Minnesota 56538-0496

March 2, 2026
Dear Shareholders:
Otter Tail Corporation produced strong financial results in 2025, showcasing our team members’ hard work and commitment to our mission - delivering value through building strong electric and manufacturing platforms for our shareholders, customers and employees. We generated diluted earnings per share of $6.55, and ended the year in a position of financial strength, with a balance sheet capable of funding our customer-focused growth plan without any near-term external equity needs. We produced a utility sector leading return on equity of 16 percent on an equity layer of 63 percent.
For the fifth year in a row, we received the Edison Electric Institute (EEI) Index Award for the top performing small-capitalization utility with a total shareholder return of 158 percent over the five-year period ending September 30, 2025. Our five-year total shareholder return for the period ending September 30, 2025 was the highest of all EEI member companies.
Earlier this year, we increased our dividend by 10 percent, producing an annual indicated dividend of $2.31 per share. This is the second year in a row we have announced a double-digit increase to our dividend, reflecting our commitment to delivering shareholder value and returning money to shareholders. 2026 will mark the 88th consecutive year Otter Tail Corporation has paid dividends to our shareholders without reduction or interruption.
In 2025, our regulated electric utility, Otter Tail Power Company, continued to deliver on our significant rate base growth plan. We made progress on a number of capital projects, including our wind repowering project, two solar development projects and our large regional transmission projects.
Our manufacturing businesses focused on aligning our cost structure with the softened demand environment while ensuring we remained well positioned to respond when conditions improve. We completed our BTD Georgia expansion project in early 2025 and look forward to better serving our growing customers located in the southeastern part of the U.S.
Our PVC pipe businesses produced earnings that outpaced our original expectations for the year despite our sales prices of PVC pipe continuing to recede from peak levels. Throughout 2025, we benefitted from the production capacity added at our Vinyltech facility in late 2024 with higher sales volumes.
Our governance and executive compensation practices reinforce our accountability to our shareholders. Independent board oversight of management, stock ownership requirements for directors and officers and compensation programs designed for performance based pay align our interests with those of our shareholders.
We invite you to join us at our virtual 2026 Annual Meeting of Shareholders on Monday, April 13, 2026 at 10:00 a.m. (CDT), and look forward to providing you with more details about our 2025 operational and financial results, as well as our customer-focused growth strategy during the meeting.
Your vote is important. Information concerning the matters to be considered and voted upon at the 2026 Annual Meeting along with instructions on how to vote your shares is set out in the attached Notice of 2026 Annual Meeting and Proxy Statement.
Thank you for your confidence and investment in Otter Tail Corporation.

Charles MacFarlane, President and CEO, and Nathan Partain, Chairman of the Board

Notice of Annual Meeting

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Otter Tail Corporation (the “Corporation”) will be held as a virtual meeting on Monday, April 13, 2026 at 10:00 A.M. (CDT). You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/OTTR2026. You will need to have your 16‐Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held to consider and act upon the following proposals:

YOUR VOTE IS IMPORTANT
Please vote your proxy by telephone or the Internet as described in the instructions on the Notice.
If you received paper copies of the proxy materials, you could also sign, date and return the accompanying proxy card in the enclosed envelope. If your shares are held of record in a brokerage account, please follow the instructions you receive from your broker.
The Proxy Statement and Annual Report on Form 10-K were either made available to you over the Internet or mailed to you beginning on or about March 2, 2026. Shareholders who are receiving a paper copy of these materials can elect to receive future reports over the Internet by (1) visiting www.ProxyVote.com,
(2) calling 1-800-579-1639 or
(3) sending an email to sendmaterial@proxyvote.com (include your 16-Digit Control Number found on your Notice or the Proxy Card in the subject line).

1	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2029 and until their successors are duly elected and qualified.
2	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement.
3	To ratify the appointment of Deloitte & Touche, LLP as Otter Tail Corporation’s independent registered public accounting firm for the year 2026.
4	To amend and restate Otter Tail Corporation’s Bylaws to include an exclusive forum provision.
5	To transact such other business as may properly be brought before the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to Be Held on Monday, April 13, 2026: Our Proxy Statement and Annual Report on Form 10-K are available at www.ottertail.com/annual.
March 2, 2026

JENNIFER O. SMESTAD
Senior Vice President, General Counsel and Corporate Secretary

Forward-Looking Statements
The statements contained in this Proxy Statement about our future performance and operations, including, without limitation, financial and operational results, use of renewable resources and carbon emissions reductions, strategies, visions, prospects, plans, targets, goals, objectives, opportunities, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (“SEC”), and available on our website: www.ottertail.com. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Proxy Summary
MEETING DETAILS

DATE April 13, 2026	TIME 10:00 A.M. (CDT)	PLACE www.virtualshareholdermeeting.com/OTTR2026
WAYS TO VOTE

BY TELEPHONE	BY INTERNET	BY MAIL
VOTING MATTERS

Proposal	Description	Board Recommendation	Page Reference

1	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2029 and until their successors are duly elected and qualified.	FOR	7
2	To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement.	FOR	62
3	To ratify the appointment of Deloitte & Touche, LLP as Otter Tail Corporation’s independent registered public accounting firm for the year 2026.	FOR	64
4	To amend and restate Otter Tail Corporation’s Bylaws to include an exclusive forum provision.	FOR	66

Otter Tail Corporation | 1 | 2026 Proxy Statement

Proxy Summary	Table of Contents
BOARD NOMINEES

Name	Age	Director Since	Independence	Audit Committee	Compensation and Human Capital Management Committee	Corporate Governance Committee

Nominees for Election at the Annual Shareholder Meeting in April 2026:
Jeanne H. Crain	66	2023		■	■
John D. Erickson	67	2007
Nathan I. Partain	69	1993
Continuing Directors[1]:
Mary E. Ludford	66	2023		■		■
Charles S. MacFarlane	61	2015
Thomas J. Webb	73	2018		■	●
Dr. Kathryn O. Johnson	71	2013			■	■
Dr. Michael E. LeBeau	53	2022			■	●
Christopher B. Clark	59	2026		■		■
Steven P. Rasche	65	2026		■	■

●	Chair	■	Member

(1) Steven L. Fritze, Audit Chair, will retire from the Board at the 2026 Shareholder Meeting and is therefore not included in the table or the graphs.
Otter Tail Corporation | 2 | 2026 Proxy Statement

Table of Contents	Proxy Summary

KEY PERFORMANCE INDICATORS
2025 PERFORMANCE HIGHLIGHTS
•Produced a utility sector leading return on equity of 16% on an equity layer of 63%
•87th consecutive year of paying dividends to shareholders
•Uplifted our long-term financial targets. Long-term earnings per share growth target is now 7-9%, resulting in a targeted total shareholder return of 10-12%
•Five-year capital spending plan for 2026 through 2030 totals $2.0 billion, with Otter Tail Power’s portion totaling $1.9 billion
•Prudent capital allocation strategy - returning money to shareholders through dividends while reinvesting into our business to fuel growth over the long-term

2025 revenues $1.3 billion
2025 net income $276 million	INVESTMENT HIGHLIGHTS

Balanced Growth and Income Model
2025 earnings $6.55 per share
Electric Platform with Track Record of Converting Rate Base Growth into Earnings Growth at 1:1 Ratio

Manufacturing Platform Provides Opportunity for Enhanced Returns
2025 dividend $2.10 per share

Prudent Capital Allocation Strategy

Otter Tail Corporation | 1 | 2026 Proxy Statement

Proxy Statement
Questions and Answers

WHY AM I RECEIVING THESE MATERIALS?

The Board of Directors of Otter Tail Corporation provides these materials in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 13, 2026. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.

HOW CAN I ATTEND THE ANNUAL MEETING?

You can attend the Annual Meeting by logging on to our virtual meeting website at www.virtualshareholdermeeting.com/OTTR2026 and following the instructions provided by your broker on the voting instruction card, on your proxy card or on the Notice of Internet Availability of Proxy Materials (the “Notice”).
To participate in the Annual Meeting, you will need the 16-Digit Control Number included on these documents. If you do not have this control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. The Annual Meeting will begin promptly at 10:00 A.M. (CDT). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 A.M. (CDT), and you should allow ample time for the check-in procedures.

DATE: April 13, 2026	TIME: 10:00 A.M. (CDT)	PLACE: www.virtualshareholdermeeting.com/OTTR2026

WHY IS OTTER TAIL HOLDING A VIRTUAL ANNUAL MEETING?

We have decided to hold a virtual Annual Meeting due to its ease of access, real time communication and cost savings for both our shareholders and Otter Tail Corporation, and it facilitates shareholder attendance and participation from any location.

Otter Tail Corporation | 2 | 2026 Proxy Statement

Table of Contents	Questions and Answers

HOW CAN I ASK QUESTIONS DURING THE ANNUAL MEETING?

You will be able to submit questions before the meeting, at the time you register. In addition, you may submit questions in real time during the Annual Meeting through the virtual meeting website following the formal business portion of the meeting. The Chairman and executive management will answer appropriate questions from shareholders regarding the Corporation. Such questions may be submitted in the field provided in the website during the Annual Meeting. To allow us to answer questions from as many shareholders as possible, we will limit each shareholder to two questions. It will help us if questions are succinct and cover only one topic. Submitted questions should follow our Rules of Conduct in order to be addressed during the meeting. Our Rules of Conduct will be posted on the website before the meeting.

WHAT CAN I DO IF I NEED TECHNICAL ASSISTANCE DURING THE ANNUAL MEETING?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting website’s log-in page.

IF I CAN’T ATTEND THE ANNUAL MEETING, HOW DO I VOTE OR LISTEN TO IT LATER?

You do not need to attend the Annual Meeting to vote if you submitted your vote via proxy in advance. A replay of the meeting, including the questions answered during the meeting, will be available on www.ottertail.com under “Events and Presentations” within a few days after adjournment.
Only common shareholders of record at the close of business on February 12, 2026 are entitled to vote during the meeting or by proxy at the Annual Meeting. As of the record date, 41,953,525 shares of Otter Tail Corporation were issued and outstanding, of which a majority must be present during the meeting or by proxy in order to constitute a quorum for the Annual Meeting. Each shareholder is entitled to one vote per share.

Otter Tail Corporation | 3 | 2026 Proxy Statement

Questions and Answers	Table of Contents

WHAT PROPOSALS MAY I VOTE ON AT THE ANNUAL MEETING?

You may vote on whether:
•To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years expiring in April 2029, and until their successors are duly elected and qualified.
•To approve, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in this Proxy Statement.
•To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the year 2026.
•To amend and restate Otter Tail Corporation’s Bylaws to include an exclusive forum provision.

HOW DO I VOTE MY SHARES?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to shareholders who have not requested printed copies of the proxy materials the Notice containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail unless requested.
You may vote either during the virtual Annual Meeting or by granting a proxy. If you desire to grant a proxy, you have three voting options:

BY TELEPHONE	BY INTERNET	BY MAIL

If you intend to vote by proxy, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, you also received a proxy card or voting instruction card for voting your shares. To register your vote, complete, date and sign the proxy or voting instruction card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the card. Voting by proxy will not affect your right to vote your shares if you wish to vote during the virtual meeting.

MAY I CHANGE MY VOTE?

You have the right to revoke your proxy any time before the Annual Meeting by:
•providing written notice to an officer of Otter Tail Corporation and voting during the Annual Meeting;
•submitting another proper proxy by telephone or the Internet; or
•submitting a new written proxy bearing a later date at any time before the proxy is voted at the Annual Meeting.

Otter Tail Corporation | 4 | 2026 Proxy Statement

Table of Contents	Questions and Answers

HOW ARE THE VOTES COUNTED?

On Proposal 1, the election of Directors, you may vote FOR one or more of the nominees or you may WITHHOLD your vote for one or more nominees. You may vote FOR, AGAINST or ABSTAIN on Proposal 2, the non-binding advisory vote on the compensation provided to the Named Executive Officers as described in this Proxy Statement; Proposal 3, the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for 2026; and Proposal 4, the amendment and restatement of the Corporation’s Bylaws to include an exclusive forum provision. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all proposals.
Shares voted as “WITHHOLD” or “ABSTAIN” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.
The impact of a “WITHHOLD” vote, in combination with the majority voting policy is described below. An “ABSTAIN” vote will have the effect of a vote “AGAINST” Proposals 2 through 4.
If your shares are held in the name of a brokerage firm and you do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers do have discretionary authority to vote on Proposal 3, the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm, but they do not have discretionary authority to vote on the other proposals. If a broker submits “broker non-votes,” meaning a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more proposals, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such proposals. As a result, broker non-votes will have no effect on the voting of any of the proposals presented at the Annual Meeting.

Otter Tail Corporation | 5 | 2026 Proxy Statement

Questions and Answers	Table of Contents

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

On Proposal 1, the election of Directors, a nominee will be elected by a favorable vote of plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. A plurality means that if shareholders are electing three Directors, the three Director nominees receiving the highest number of votes will be elected. Shareholders do not have the right to cumulate their vote for Directors. Any standing Director candidate who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election will be required to submit a letter of resignation as outlined in the Otter Tail Corporation’s Corporate Governance Principles. After recommendation from the Corporate Governance Committee, the Board will determine whether to accept the resignation and publicly disclose that decision within 90 days from the date of the certification of the election results.
On Proposal 2, the non-binding advisory vote on the compensation provided to the Named Executive Officers as described in the Proxy Statement, the affirmative vote of the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote, is required to approve the resolution.
On Proposal 3, the ratification of Deloitte & Touche, LLP to serve as the independent public accounting firm, the affirmative vote of the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote, is required to ratify the appointment.
On Proposal 4, the amendment and restatement of the Corporation’s Bylaws to include the exclusive forum provision described in the Proxy Statement, the affirmative vote of the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote, is required to approve the resolution.

WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE VOTING?

Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in a current report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting. You may find the filed Form 8-K on our website: www.ottertail.com.

WHO BEARS THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to soliciting proxies by mail, employees of Otter Tail Corporation may solicit them by telephone or in person. Employees received no additional compensation for these solicitation activities. The Corporation engaged Alliance Advisors for a fee of $12,500 plus expenses to assist with shareholder engagement and proxy solicitation efforts for the Annual Meeting.

Otter Tail Corporation | 6 | 2026 Proxy Statement

Proposal 1
ELECTION OF DIRECTORS

The Board of Directors of Otter Tail Corporation is currently comprised of eleven Directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years.
Steven L. Fritze is retiring from the Board of Directors at the 2026 Annual Meeting of Shareholders in accordance with the mandatory retirement age established in our Corporate Governance Principles. Under the direction of the Board of Directors, the Corporate Governance Committee engaged in an extensive search to fill the Board vacancy to be created by Mr.Fritze’s retirement and to appoint additional Directors, working with a third party search firm. At the conclusion of the search process, Christopher Clark and Steven Rasche were appointed to the Board effective January 1, 2026.
The terms of Ms. Jeanne H. Crain, Mr. John D. Erickson, and Mr. Nathan I. Partain expire at the time of the 2026 Annual Shareholder Meeting. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates Ms. Crain, Mr. Erickson, and Mr. Partain for election to serve three-year terms ending at the time of the Annual Meeting of Shareholders in 2029, and until their successors are duly elected and qualified. With Mr. Fritze’s retirement, following the 2026 Annual Meeting of Shareholders, the Board of Directors will be comprised of ten Directors.
Pursuant to the Corporate Governance Principles, a Director is expected to retire from his or her position on the Board at the time of the first annual meeting of shareholders following his or her 72nd birthday, unless the Board determines that it is in the best interests of the Corporation and its shareholders to extend the Director’s service for an additional period of time. Thomas J. Webb was scheduled to retire from the Board at the 2025 Annual Meeting of Shareholders pursuant to this policy. However, the Board determined that it is in the best interests of the Corporation and its shareholders to extend Thomas J. Webb’s service until the 2027 Annual Meeting of Shareholders, in order to advise on ongoing litigation matters and to facilitate Board transitions.
Under Minnesota law, the affirmative vote of a plurality of the common shares present and entitled to vote for Directors is required for the election of the nominees to the Board of Directors. Proxies, unless otherwise directed thereon, will be voted in favor of all nominees. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve or for good reason will not serve, which is a contingency not now anticipated.
The Board of Directors has adopted a governance principle whereby a Director candidate in an uncontested election who receives a greater number of votes “WITHHOLD” from his or her election than votes “FOR” such election must tender his or her resignation for the Board’s consideration. After recommendation from the Corporate Governance Committee, the Board will determine whether to accept the resignation and publicly disclose that decision within 90 days from the date of the certification of the election results.

BOARD VOTE The Board of Directors recommends a vote FOR the election of all nominees to the Board of Directors.

NOMINEES Ms. Jeanne H. Crain Mr. John D. Erickson Mr. Nathan I. Partain
Otter Tail Corporation | 7 | 2026 Proxy Statement

Election of Directors	Table of Contents

Biographies of the Director nominees and of the continuing Directors are found on the following pages, including an outline of his or her senior leadership roles, qualifications and experience to serve on the Board.
The Corporate Governance Committee reviews the overall composition of the Board, with the goal of achieving a strong balanced mix of expertise, experiences, skills and backgrounds, as discussed under “Board Composition and Director Qualifications.”
The Board of Directors has determined that, with the exception of Mr. Charles S. MacFarlane, our President and Chief Executive Officer, all of the Directors and Director nominees are independent as defined by the Nasdaq Listing Standards. However, due to Mr. John D. Erickson’s longstanding ties to Otter Tail Corporation, as described in his biography, he serves on no standing committees.

Otter Tail Corporation | 8 | 2026 Proxy Statement

Table of Contents	Election of Directors

NOMINEES FOR ELECTION AT THE ANNUAL SHAREHOLDER MEETING IN APRIL 2026:

JEANNE H. CRAIN

Minneapolis, Minnesota
Retired President and Chief Executive Officer of Bremer Financial Corporation (“Bremer”), a $16 billion financial services organization with locations in Minnesota, Wisconsin and North Dakota. She served as Bremer’s CEO from 2016 to 2025.
Senior Leadership Roles:
Prior to being appointed as President and CEO of Bremer, Ms. Crain served in various executive leadership roles in the financial services industry in the upper Midwest. She has extensive banking experience, having been involved in the industry in roles of increasing responsibility for more than 40 years.
Qualifications and Experience:
With extensive leadership and strategic planning experience in the banking industry in the same region of Otter Tail Power Company’s service territory, the Board benefits from Ms. Crain’s expansive financial and leadership expertise. In addition, Ms. Crain has a thorough understanding of the utility’s service territory and its customers, as well as the public policy and economic issues affecting the region. As CEO of Bremer, Ms. Crain oversaw the technology, regulatory and human resources functions, gaining a fulsome understanding of these functional areas.

Director Since: 2023 Age at the time of the Annual Meeting: 66 Board Committees: •Audit •Compensation and Human Capital Management Other Board Service: •YMCA of the North (Chair)

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Election of Directors	Table of Contents

JOHN D. ERICKSON

West Fargo, North Dakota
Advisor to Cascade Asset Management Company since 2011. Former President and Chief Executive Officer of Otter Tail Corporation from 2002 to 2011.
Senior Leadership Roles:
Having joined Otter Tail Power Company in 1980, Mr. Erickson was appointed to roles of increasing responsibility throughout his career spanning more than 30 years.
Prior to his role as the President and Chief Executive Officer of Otter Tail Corporation, from 1998 to 2000, Mr. Erickson served as the Chief Financial Officer, Vice President of Finance and Treasurer. In 2000, Mr. Erickson was named as the Corporation’s Executive Vice President, in addition to his ongoing responsibilities as Chief Financial Officer and Treasurer. Then, in 2001, Mr. Erickson was named as the Corporation’s President, and its Chief Executive Officer in 2002, and he served in those roles until 2011.
He served as Otter Tail Power Company’s President from 2001 to 2002 and as its Director of Revenue and Market Analysis from 1989 to 1998.
Qualifications and Experience:
As former Chief Executive Officer, Mr. Erickson contributes public company executive leadership experience, financial expertise and a deep knowledge of the Corporation’s business and the utility industry. During his tenure with the Corporation, he oversaw functions including operations, accounting, financial reporting, finance, and customer energy program marketing. The Board benefits from his comprehensive understanding of regulatory accounting, the regulatory environment, and the service territory for Otter Tail Power Company.

Director Since: 2007
Age at the time of the Annual Meeting: 67
Board Committees:
•None
Other Board Service:
•North Dakota State University Foundation (Nominating and Governance Committee and Chair, Investment Committee)
•Lake Region Healthcare Corporation Board of Trustees (Vice Chair)

Otter Tail Corporation | 10 | 2026 Proxy Statement

Table of Contents	Election of Directors

NATHAN I. PARTAIN

Carmel, Indiana
Retired President and Chief Investment Officer of Duff & Phelps Investment Management Co., from 2005 through 2020.
Senior Leadership Roles:
Mr. Partain is retired and currently serves as a consultant for the investment management industry. He most recently served as the President and Chief Investment Officer of Duff & Phelps Investment Management Co., as well as the President and Chief Executive Officer of DNP Select Income Fund, Inc., a closed-end utility income fund. Prior to joining Duff & Phelps, Mr. Partain held financial and regulatory positions with Gulf States Utilities Company. Mr. Partain is a Chartered Financial Analyst.
Qualifications and Experience:
The Board benefits from Mr. Partain’s executive leadership and governance expertise, which he has developed over many years of managing and overseeing funds at Duff & Phelps, his financial expertise, and his extensive knowledge of the utility industry gained from over 35 years of providing electric utility investment research and management services to institutional clients of Duff & Phelps.

Director Since: 1993
Chairman Since: 2011
Age at the time of the Annual Meeting: 69
Board Committees:
•None
Other Board Service:
•NW Natural Holding Company* (Chair, Organization and Executive Compensation, Governance Committee and Finance Committee)
•Duff & Phels Closed End Funds (DNP, DTF and DUC 2007-2022) (DPG 2011-2022)

* A public company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Otter Tail Corporation | 11 | 2026 Proxy Statement

Election of Directors	Table of Contents

DIRECTOR RETIRING IN 2026:

STEVEN L. FRITZE

Mendota Heights, Minnesota
Retired Chief Financial Officer of Ecolab Inc., a global leader in water, hygiene and infection prevention and services, from 2002 to 2012.
Senior Leadership Roles:
Mr. Fritze served in roles with increasing leadership responsibility before retiring as Chief Financial Officer at Ecolab, Inc., including as Senior Vice President of Finance from 2001 to 2002, Vice President and Controller from 1998 to 2001, Vice President and Treasurer, from 1995 to 1998, including a period of also serving as Acting Chief Information Officer, and Vice President and Controller of Ecolab’s largest division, Ecolab U.S. Institutional Division, from 1989 to 1995.
Qualifications and Experience:
Mr. Fritze contributes public company accounting, finance, and financial reporting expertise from his service as Chief Financial Officer of Ecolab, as well as executive leadership experience gained over 32 years of service to Ecolab in a variety of roles. In these positions, Mr. Fritze’s duties included responsibility for the control environment, accounting function, decision support analytics, and public company financial disclosures. Mr. Fritze also had accountability for information technology, investor relations, treasury, tax, global shared services and Global Lean Six Sigma. The Board benefits from Mr. Fritze’s extensive experience with all aspects of public company financial reporting, control environment of a diverse global business and management of information technology systems. Mr. Fritze has also had extensive experience with mergers and acquisitions.

Director Since: 2013
Age at the time of the Annual Meeting: 72
Board Committees:
•Audit (Chair)
•Corporate Governance
Other Board Service:
•Mortenson Construction, Inc. (2014-2022) (Audit Committee, Chair)
• St. Paul and Minnesota Foundation (2013-2021) (Audit and Finance Chair)

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DIRECTORS WITH TERMS EXPIRING IN APRIL 2027:

MARY E. LUDFORD

Couderay, Wisconsin
Retired Chief Audit Executive and Deputy Chief Security Officer for Exelon Corporation, a Fortune 200 company, which serves 10 million customers through six regulated distribution and transmission utilities.
Senior Leadership Roles:
Ms. Ludford retired in 2020, after having served as Deputy Chief Security Officer of Exelon from 2018 to 2020, and Vice President, Corporate Operations of Exelon from 2016 to 2018. Ms. Ludford served as the Chief Audit Executive at Exelon from 2010 to 2016.
Qualifications and Experience:
Ms. Ludford is an accomplished senior operating and financial executive with 39 years of experience in roles of increasing responsibility and complexity in the energy industry. Ms. Ludford has extensive experience with financial reporting, internal audit, financial controls, mergers and acquisitions, customer operations and the electric utility industry as a whole. Additionally, as Exelon’s Deputy Chief Security Officer, she was accountable for the company’s cyber security, physical security, and operational technology security control programs and through that role gained comprehensive training and experience in cybersecurity matters. She has recent and deep understanding of public policy issues and regulation.

Director Since: 2023
Age at the time of the Annual Meeting: 66
Board Committees:
•Audit
•Corporate Governance
Other Board Service:
•NW Natural Holding Company* (Member, Audit Committee and Finance Committee)

* A public company with securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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CHARLES S. MACFARLANE

Fergus Falls, Minnesota
Chief Executive Officer since 2015 and President since 2014 of Otter Tail Corporation; Chief Executive Officer since 2007 and President from 2003 to 2014 of Otter Tail Power Company.
Senior Leadership Roles:
In addition to his current roles at Otter Tail Corporation and Otter Tail Power Company, Mr. MacFarlane has held a number of other positions, including as Otter Tail Corporation’s Chief Operating Officer from 2014 to 2015 and its Senior Vice President, Electric Platform in 2003. Mr. MacFarlane served as Director of Electric Distribution Planning, Engineering and Reliability at Xcel Energy, Inc. from 2000 to 2001 and as Director of Delivery Construction & Field Operations for Northern States Power Company, a subsidiary of Xcel Energy, Inc., from 1997 to 2000.
Qualifications and Experience:
Mr. MacFarlane provides the Board with a direct link to the management team of Otter Tail Corporation and is critical to Board discussions on operations and the development and execution of the strategic direction of Otter Tail Corporation. Mr. MacFarlane also contributes business and utility expertise developed over the course of his career at Otter Tail Power Company and Xcel Energy, Inc. The Board also benefits from Mr. MacFarlane’s deep understanding of the policy and regulatory environments and the service territory for Otter Tail Power Company.

Director Since: 2015
Age at the time of the Annual Meeting: 61
Board Committees:
•None
Other Board Service:
•University of North Dakota Alumni Association and Foundation (Finance and Audit Committees)
•Edison Electric Institute (EEI)
•Lake Region Healthcare Corporation Board of Trustees (Chair Finance Committee)

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THOMAS J. WEBB

Richland, Michigan
Advisor to a variety of companies, including CenterPoint Energy and Pacific Gas and Electric Company, calling upon experience with addressing complex financial and litigation challenges. Retired Executive Vice President and Chief Financial Officer of CMS Energy Corporation, primarily a gas and electric utility, from 2002 to 2017, and Vice Chair during 2017.
Senior Leadership Roles:
Prior to his roles at CMS Energy Corporation, Mr. Webb served as Executive Vice President and Chief Financial Officer for The Kellogg Company, a multinational food manufacturer, from 1999 to 2002, and as Chief Financial Officer at Visteon Corporation, a division of Ford Motor Company, from 1996 to 1999. He began his career at Ford Motor Company in 1977, holding positions of increasing responsibility in finance and management for a period of more than 22 years in the United States and in Europe.
Qualifications and Experience:
Mr. Webb contributes executive leadership experience and public company accounting, finance, and financial reporting expertise as well as experience with government and commercial litigation from his years of service as Chief Financial Officer at CMS, Kellogg, and Visteon. The Board also benefits from Mr. Webb’s comprehensive understanding of utility operations, the utility industry and regulatory accounting from his 15 years at CMS.

Director Since: 2018
Age at the time of the Annual Meeting: 73
Board Committees:
•Audit
•Compensation and Human Capital Management (Chair)
Other Board Service:
•EnerBank USA (Chair) (2002-2018)
•Southwest Michigan First (Finance and Audit Committee Chair)

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CHRISTOPHER B. CLARK

Minnetonka, Minnesota
Retired President of Northern States Power Company (NSP-MN), Xcel Energy’s electric and gas utility company serving the states of Minnesota, North Dakota and South Dakota.
Senior Leadership Roles:
Mr. Clark has more than 30 years of experience in the utility industry, having served as President of NSP-MN, Xcel’s largest operating division, from 2015 to 2025. In this role he oversaw the electric generation, transmission and distribution for 1.6 million electric customers and natural gas distribution for 600,000 customers. Prior to that, from 2011 to 2015, he was Regional Vice President, Rates and Regulatory Affairs, for the company. In this role, he was responsible for the company’s regulatory strategy. From 1999 to 2011, he served first as Assistant General Counsel and later Managing Attorney with Xcel Energy.
Qualifications and Experience:
 Mr. Clark brings over three decades of extensive utility, public policy and leadership expertise and acumen to the Board. Following ten years of experience as the President of NSP-MN, Mr. Clark has an invaluable understanding of technical decision making and the nuances of long-term planning for large electric and natural gas providers. The Board significantly benefits from his breadth of knowledge of the utility industry, the regulatory environment, including relevant regulatory laws, and the service territory for Otter Tail Power Company.

Director Since: 2026
Age at the time of the Annual Meeting: 59
Board Committees:
•Audit Committee
•Corporate Governance Committee
Other Board Service:
•University of Minnesota Center for Transportation Advisory Board Member (2019-2025)
•Saint Paul Downtown Alliance Board Member (2020-2025)
•Minnesota Department of Transportation Sustainable Transportation Advisory Council (Co-Chair) (2020-2023)
•People Saving People, Board Member (2014-2021) and Chair (2019)

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DIRECTORS WITH TERMS EXPIRING IN APRIL 2028:

DR. KATHRYN O. JOHNSON

Hill City, South Dakota
Senior Geochemist at Barr Engineering since 2021, where she serves as a project manager and consultant on a part-time basis, with a focus on environmental investigation, assessment, compliance and permitting.
Senior Leadership Roles:
Prior to assuming her current role with Barr Engineering, Dr. Johnson owned and was the Principal of Johnson Environmental Concepts from 1990 through May 2021. In this role, she specialized in applying geochemistry to resource development in the mining industry and remediation of legacy contamination of soil and water. She is a principal in DTH, LLC, and other real estate development businesses in South Dakota and has served in these capacities since 1990. From 2017 to 2021, Dr. Johnson served on the Pennington County Planning Commission, which deals with land use issues of permitting, platting and zoning. In 2019 to 2021, she served on the South Dakota Board of Water and Natural Resources, which promotes water development projects, implements the state water plan and oversees financial assistance to communities for water and waste projects. Dr. Johnson holds a Ph.D. in Geology from the South Dakota School of Mines and Technology.
Qualifications and Experience:
Dr. Johnson provides a scientific approach to addressing the issues faced by Otter Tail Power Company and Otter Tail Corporation’s manufacturing companies. Through her education, expertise and experience, she provides perspective regarding environmental regulations associated with air, water, land and water management. The Board also benefits from Dr. Johnson’s working knowledge of South Dakota state government and an understanding of the communities served by Otter Tail Power Company.

Director Since: 2013
Age at the time of the Annual Meeting: 71
Board Committees:
•Compensation and Human Capital Management
•Corporate Governance
Other Board Service:
•Goodwill of the Great Plains
•South Dakota Board of Water and Natural Resources (2019-2021)
•South Dakota Board of Regents (2005-2017), President (2011)
•South Dakota Board of Minerals and Environment (1995-2005)

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DR. MICHAEL E. LEBEAU

Bismarck, North Dakota
System Vice President for the health services division of Sanford Health, one of the largest health systems in the United States, since 2021.
Senior Leadership Roles:
As System Vice President, Dr. LeBeau is responsible for the oversight of the health services division of Sanford Health including the operations of the regions of Bemidji, Fargo, Bismarck, and Sioux Falls. In his role, Dr. LeBeau is also responsible for overseeing the Good Samaritan Society, the Virtual Hospital, as well as the management of Sanford Health’s combined service lines of excellence. Prior to being promoted to System Vice President in 2021, Dr. LeBeau served as the President and CEO of Sanford Health Bismarck, overseeing the administration of health services and the planning and implementation of operational and strategic goals for the Bismarck Region. He held that role from 2019 to 2021. Before being named as President and CEO, Dr. LeBeau served as the Vice President of Clinics for Sanford Health Bismarck, a position he held from 2014 to 2019. In this role, he served as the senior physician executive responsible for the region’s physicians and advanced practice providers. He also served as a Trustee on the Sanford Board of Trustees, the national governing body for Sanford Health.
Qualifications and Experience:
Dr. LeBeau contributes executive leadership and health and public policy expertise from his service at Sanford Health Bismarck. He also shares insights based on his tenure on the Sanford Health Board of Trustees and his familiarity with state and federal legislative initiatives as they impact communities in the North Dakota service territory. Dr. LeBeau is an active community leader, serving on various regional boards and collaborating with decision makers on the development of health and public policy.

Director Since: 2022
Age at the time of the Annual Meeting: 53
Board Committees:
•Compensation and Human Capital Management
•Corporate Governance
Other Board Service:
•Missouri Family Valley YMCA, Bismarck
•University of North Dakota School of Medicine & Health Sciences
•University of North Dakota Alumni Association and Foundation
•Sanford Board of Trustees

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STEVEN P. RASCHE

St. Louis, Missouri
Retired Executive Vice President and Chief Financial Officer, Spire Inc. (NYSE: SR), a regional public utility holding company based in St. Louis, Missouri. Also served as Executive Vice President and Senior Advisor at Spire in 2025.
Senior Leadership Roles:
Prior to serving as Executive Vice President and Chief Financial Officer at Spire from 2013 to 2024, from 2009 to 2013, Mr. Rasche held positions as Vice President, Finance; Senior Vice President, Finance and Accounting; and then Chief Financial Officer for Laclede Gas, Spire’s primary operating subsidiary and the largest natural gas distribution utility in Missouri. Before his time at Spire, Mr. Rasche served as the Chief Financial Officer at TLC Vision Corporation from 2004 to 2009 and the Senior Vice President and Chief Financial Officer of Public Safety Equipment, Inc. from 1996 to 2004. He also held accounting and management roles at Unigroup/United Van Lines and PricewaterhouseCoopers, LLP.
Qualifications and Experience:
With 40 years of leadership experience across utility, manufacturing and healthcare sectors, Mr. Rasche brings a deep understanding of corporate governance, finance, utility regulatory and risk management.

Director Since: 2026
Age at the time of the Annual Meeting: 66
Board Committees:
•Audit Committee
•Compensation and Human Capital Management Committee
Other Board Service:
•St. Louis Equity Fund, Inc. (Vice Chair, Audit Chair, and Executive & Governance Committee)
•Energy Capital Ventures Advisory Board
•Greater St. Louis Scouting (Chair, Investment Committee)
•Greater St. Louis YMCA Executive Board Member (Chair, Finance Committee)
•University of Missouri, Trulaske College of Business (Graduate Programs Advisory Board)

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BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS
The Corporate Governance Committee reviews with the Board, on an annual basis, existing Directors’ professional skills, experience and qualifications and the priorities for future Director candidates, in the context of the Board’s overall composition. Our goal is a balanced Board, with members whose collective skills, backgrounds, and experiences are complementary and, taken together, cover the areas that impact our businesses.
We believe our Directors possess the appropriate range and depth of expertise and experience to effectively oversee the Corporation’s operations, risk and long-term strategy. The following Board Skills Matrices, which include both an aggregated and individual attribution, provide a high-level overview of certain skills and experiences of Directors serving as of the date of this Proxy Statement. We believe these skills and experience enrich the quality of the Board’s oversight and deliberations.
Over the past several years, our Corporate Governance Committee has engaged in a Director succession planning process. The Committee conducted the process to provide a smooth and gradual transition from our Directors who are nearing retirement to new Directors with the right skills for our company’s future, while preserving the culture and stability of the board. This review is conducted with a focus on both the Board as a whole as well as Committee membership and leadership. The refreshment process has been a deliberative one, with an eye towards both short- and long-term governance.
The process includes a review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the board in the future, with a particular focus on the Corporation’s strategy, industry dynamics and emerging risks. The Committee also reviewed the tenure of each existing board member, the mix of retirement timelines within each Committee and discussed potential timing for recruitment of new members of the Board. The Committee then developed a general transition timeline and engaged a third party firm to conduct a robust search. As part of this process, the search firm engaged with the Board members to assemble a list of potential candidates who are identified through a combination of personal relationships, industry knowledge, and research. Since 2022, the Corporation has had three retirements and five new Directors. The Corporate Governance Committee reviews the Director succession planning process periodically to meet the ongoing needs of the Board and the Corporation.

Experience or Skill	% of Directors Possessing After the 2026 Shareholder Meeting
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Skills and Experience	Christopher B. Clark	Jeanne H. Crain	John D. Erickson	Dr. Kathryn O. Johnson	Dr. Michael E. LeBeau	Mary E. Ludford	Charles S. MacFarlane	Nathan I. Partain	Steven P. Rasche	Thomas J. Webb

Utility Experience
Manufacturing Experience
Public Company Governance
Leadership and Strategic Planning
Financial /Accounting
Technology
Mergers /Acquisitions
Human Resources
Public Policy
In addition to seeking director candidates with skills and experiences that are important to our businesses, the Corporate Governance Committee considers factors including, but not limited to: a reputation for integrity, honesty and ethical conduct; demonstrated leadership and excellence in their fields of service; balance of tenure; diversity of background and experience, industry, geography, professional skills and life experiences; representation of the service territories of Otter Tail Power Company; understanding of relevant industries, technologies, and markets; financial literacy; independence; interest in and ability to understand the various constituencies of the Corporation and to act in the interests of its shareholders; and commitment to regularly attending and participating in meetings of the Board and its committees and annual meetings of shareholders.
Board Education
At Board meetings and the strategic planning retreat, the Corporation provides its Directors with educational sessions to help them better understand the businesses and the performance of their duties. In addition, Directors are expected to attend at least one external educational experience on an annual basis. In 2025, the Board received a briefing on the topic of utility industry developments from an industry speaker. The Board also annually tours different operating companies and locations to deepen their understanding of the business and to increase direct contact with employees and managers at these different locations.
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Corporate Governance
Otter Tail Corporation is committed to sound corporate governance policies and practices that promote effective, transparent and accountable decision making by our Directors and executive officers. The Board believes that good corporate governance is the foundation for ensuring that Otter Tail Corporation is operated in an open, honest and ethical manner and in the best interest of our shareholders. The Corporate Governance Principles, which may be found on the Corporation’s website at www.ottertail.com, have been adopted by the Board of Directors of the Corporation to assist Directors in the performance of their duties and the exercise of their responsibilities.
Highlights of our corporate governance policies and practices include:

Separate independent Chairman and Chief Executive Officer roles, with periodic review of the Board leadership structure;
A substantial majority of independent Directors on the Board of Directors;
Comprehensive Director nomination process, with attention to Board refreshment and Board composition;
Inclusion of candidates with diverse backgrounds and experiences in Director searches;
Majority voting policy for the election of Directors in uncontested elections;
Annual Board and committee self-evaluations, which are reviewed and facilitated through a third party to enhance candid and thorough feedback;
Periodic peer evaluation of individual Board members through an independent third party;

Mandatory Incentive Compensation Recovery Policy for certain accounting restatements; Supplemental Incentive Recovery policy in the event the Board determines an employee engaged in detrimental conduct as defined in the policy;

Annual advisory vote on executive compensation;

Director onboarding program and continuing education reviewed annually for each Director, with experts invited to Board meetings to moderate discussions on topics such as the economy, environmental regulations, cybersecurity and other matters relevant to our businesses;

Independent standing committees with the authority to obtain independent advisors at the expense of the Corporation as the committees deem necessary;
Regular oversight of risk management and significant and emerging risks, which are discussed at Board meetings during the year as well as included within the Corporation’s strategic planning process;
Quarterly review of cybersecurity training, incident reporting and response planning by the Executive Risk Committee and the Board;
Annual review of human capital management by the Compensation and Human Capital Management Committee, including policies and programs relating to the attraction, development and retention of talent;
Annual review of the insider trading policy by the Compensation and Human Capital Management Committee;
Annual review of political contributions and lobbying activities and the related policy by the Corporate Governance Committee;
Regular executive sessions after Board and Committee meetings;
Stock ownership guidelines that align Directors’ and executive officers’ interests with shareholder interests;
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Direct access to the executive management team for Directors;
Annual review of succession plans and development plans for Chief Executive Officer and executive management;
No stockholder rights plan (“poison pill”); and

Limits on board service of no more than three public company boards for non-employee Directors (two for the CEO), including this Board, absent review and approval by the Chairs of the Board and the Corporate Governance Committee.

BOARD LEADERSHIP
Pursuant to Otter Tail Corporation’s Bylaws and Corporate Governance Principles, the Board of Directors determines the best Board leadership structure for Otter Tail Corporation. Otter Tail Corporation currently has a separate Chairman of the Board and Chief Executive Officer, each of whom are elected annually by the Board. Otter Tail Corporation believes that its leadership structure is optimal for Otter Tail Corporation at this time. This structure allows the Chief Executive Officer to focus on managing the complex, multi-platform businesses of Otter Tail Corporation while the Chairman oversees the functioning of the Board. Both leaders work closely together on Board matters. The Chief Executive Officer’s familiarity with the businesses coupled with the Chairman’s independent perspective strengthen the Board’s agenda and discussions. The Board recognizes that there are circumstances when combining the Chairman and Chief Executive Officer roles or appointing a non-independent Chairman may be appropriate, such as when either a Board leader becomes incapacitated or in the course of other Chairman or Chief Executive Officer transitions. At any time when the Board determines that the same individual should hold the positions of Chairman and Chief Executive Officer, or at any time when the Chairman is not independent, the independent Directors will elect an Independent Lead Director, who would serve as a liaison between the Chairman and the independent Directors. The Independent Lead Director’s duties would include, but not be limited to:
•serving as liaison between the Chairman and the independent Directors;
•approving information sent to the Board;
•approving meeting agendas for the Board;
•approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•having the authority to call meetings of the independent Directors; and
•if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.
RISK OVERSIGHT
The Board of Directors oversees the enterprise risk management program for Otter Tail Corporation. The Board of Directors is routinely called upon in the exercise of its business judgment to make complex and evolving risk assessments.
These actions are in addition to the following practices, structure and processes, which the Board has established, to fulfill its risk management and oversight responsibilities:
•Executive Risk Committee: The Executive Risk Committee is comprised of the executive officers of the Corporation. The Executive Risk Committee meets quarterly to identify and assess short-, medium- and long-term risks, and to ensure adequate mitigation strategies are implemented across the operating companies. During these meetings, the Executive Risk Committee reviews the Corporation’s significant and emerging risks, including cybersecurity, climate change and public policy considerations. The Committee assesses the Corporation’s plans to mitigate or manage those risks. These risks are also reviewed and considered in conjunction with management’s development of the strategic plan objectives and initiatives.
•Board Risk Oversight:
◦Strategic Plan and Executive Officer Succession Planning: The Board of Directors assesses risks associated with the strategic plan annually and also reviews and discusses succession planning for the Otter Tail Corporation executive officers. During the strategic planning process and annual retreat, strategic risks and opportunities associated with the Corporation and its businesses are assessed.
◦Annual and Quarterly Risk Review: The Board of Directors approaches oversight, management and mitigation of risk as an integral and continuous part of its governance of Otter Tail Corporation. The Board of Directors regularly reviews management’s assessment of both emerging and top risks and analyzes areas of existing and future risks
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and opportunities. Specifically, the Board of Directors oversees a complete corporate risk assessment at least annually. The Board also reviews emerging risks and significant risks, including environmental and climate change, as well as cybersecurity risks, on a quarterly basis in conjunction with its review of the business risk management report. The risks reviewed include all significant and emerging risks, inclusive of short-, medium-, and long-term risks. Through the quarterly process, the Board reviews with management climate change risk associated with the transition to a lower-carbon economy, including legislative and regulatory policies associated with the transition, as well as the physical impacts of climate change and the Corporation’s plans and approach to monitoring, managing and mitigating these risks.
•Committee Risk Oversight: While the Board as a whole is ultimately responsible for risk oversight, Otter Tail Corporation’s three standing committees assist the Board in fulfilling its oversight responsibilities:
◦The Audit Committee reports to the Board on risks associated with financial reporting and controls.. The Audit Committee also oversees the Code of Business Ethics compliance program. The Audit Committee meets quarterly in executive sessions with the Chief Financial Officer, the Vice President of Internal Audit and Business Risk Management and other members of senior management, as well as with the external auditors, to discuss our major financial risk exposures. The Corporation’s Code of Business Ethics is found at www.ottertail.com.
◦The Compensation and Human Capital Management Committee reports to the Board on risks arising from human capital programs and compensation policies and programs, particularly risks related to incentive and equity-based compensation plans, and it ensures that the Executive Compensation Policy is aligned with performance. It also oversees the Corporation’s Insider Trading Policy and receives updates from management on compliance concerns or issues as well as process considerations. The Committee also oversees the Corporation’s incentive compensation recovery policies.
◦The Corporate Governance Committee reports to the Board on risks associated with corporate governance policies and practices. The Committee annually reviews the Corporation’s political contributions and lobbying activities in accordance with the Corporation’s Political Contributions and Lobbying Policy, as well as the Policy itself. The Corporate Governance Committee also annually reviews the Corporation’s Human Rights Policy which can be found at www.ottertail.com.
DIRECTOR INDEPENDENCE DETERMINATIONS
The Board has affirmatively determined that all Directors except for the CEO, Mr. MacFarlane, are independent in accordance with the Nasdaq Listing Standards. In considering Director independence, the Corporate Governance Committee reviewed transactions between the Corporation and the Directors, their immediate families and affiliated organizations over the past three fiscal years. In particular and in addition, throughout 2025, the Audit Committee received reports relating to any transactions both 1) between Barr and the Corporation’s operating companies and 2) Sanford Health and the Corporation’s operating companies, In addition, the Corporate Governance Committee considered Dr. Johnson’s part-time employment with Barr Engineering, Inc. (“Barr”) as a Senior Geochemist and Dr. LeBeau’s role as System Vice President of the health services division of Sanford Health.
Barr has provided engineering and environmental services to two of the Corporation’s subsidiaries, Otter Tail Power Company and BTD Manufacturing, Inc. The Corporate Governance Committee reviewed the terms and conditions of Dr. Johnson’s employment and the Barr transactions. Dr. Johnson recused herself from these deliberations. The Committee determined that her employment with Barr is not directly or indirectly related to, or conditioned on, Barr’s services to the Corporation’s subsidiaries. The Committee concluded Dr. Johnson did not have a material interest in the Corporation’s transactions with Barr. Separately, and additionally, the Audit Committee concluded that Dr. Johnson’s employment with Barr did not constitute a “covered transaction” within the Corporation’s Policies and Procedures Regarding Transactions with Related Parties. Based on this analysis and conclusion, the Corporate Governance Committee recommended to the Board, and the Board determined, that these transactions between the Corporation’s Operating Subsidiaries and Barr did not impair Dr. Johnson’s independence.
Dr. LeBeau oversees the health services division of Sanford Health, which has provided certain health screenings and occupational health services to employees of the Corporation and its subsidiaries. The Corporate Governance Committee reviewed the terms and conditions of the services, which had been established prior to Dr. LeBeau’s appointment to the Board and without his involvement. Dr. LeBeau recused himself from these deliberations. The Committee determined that the amount of services provided by Sanford Health to the Corporation is de minimis and that Dr. LeBeau’s compensation is not directly related to, or conditioned on, Sanford Health’s services to the Corporation and its subsidiaries. As a result, Dr. LeBeau did not have a material interest in the Corporation’s transactions with Sanford Health. Separately, and additionally, the Audit
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Committee concluded that Dr. LeBeau’s employment with Sanford did not constitute a “covered transaction” within the Corporation’s Policies and Procedures Regarding Transactions with Related Parties. Based on this analysis and conclusion, the Corporate Governance Committee recommended to the Board, and the Board determined, that these transactions did not impair Dr. LeBeau’s independence.
DIRECTOR NOMINATION PROCESS
As discussed in greater detail under “Board Composition and Director Qualifications,” our goal is a balanced Board, with members whose collective skills, backgrounds, and experiences are relevant and important in overseeing our businesses. Accordingly, the Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with different backgrounds and business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. The Corporate Governance Committee considers and evaluates potential Director candidates and makes recommendations to the full Board of Directors. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, 215 S Cascade St, Fergus Falls, MN 56537. For the Board of Directors to consider a nominee recommendation for the 2027 Annual Meeting, shareholders should submit the recommendation and the required information by November 2, 2026, for inclusion in Otter Tail Corporation’s Proxy Statement and form of proxy relating to that meeting. The Corporate Governance Committee will use the same process for evaluating all nominees, regardless of whether the nominee recommendation is submitted by a shareholder or some other source.
If a shareholder wants to nominate a candidate for election to the Board of Directors outside of the Corporation’s Proxy Statement, the shareholder must give written notice to the Corporate Secretary of Otter Tail Corporation for the nomination to be properly made. Notice must be received at Otter Tail Corporation’s principal executive offices by January 13, 2027 for the candidate to be presented at the 2027 Annual Meeting of Shareholders. The notice must be made in accordance with our Bylaws and must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the nominee or nominees, (ii) a representation that the shareholder is a holder of record of shares of Otter Tail Corporation entitled to vote at the meeting and that the shareholder intends to attend in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board of Directors, and (v) the consent of each nominee to serve as a Director of Otter Tail Corporation if so elected. In addition, notice of the nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
MEETINGS
Directors are expected to attend Board and Committee meetings, as well as the Annual Meetings of Shareholders, on a regular basis. The full Board of Directors held a total of five meetings in 2025, including a planning retreat with senior management in June 2025. During 2025, the Board of Directors met periodically in executive session with only the independent Directors. Each Director attended at least 75% of the total meetings of the Board of Directors and the meetings of the committees on which he or she served. Each of the Directors also attended the Annual Meeting of Shareholders in 2025.
CONTACT WITH THE BOARD OF DIRECTORS
Questions may be sent to the entire Board of Directors, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, 215 S Cascade St, Fergus Falls, MN 56537 and the Web Form for online submissions can be found on our website at www.ottertail.com. First reviewed by the Senior Vice President, General Counsel and Corporate Secretary, questions are forwarded to the Board of Directors or to the appropriate committee or Director, as determined by the Senior Vice President, General Counsel and Corporate Secretary.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has established a standing Audit Committee, Compensation and Human Capital Management Committee, and Corporate Governance Committee. The charters of each of these Committees outlines the Committees’ delegated responsibilities and are reviewed annually both by the Committee and the Board and can be found at www.ottertail.com.
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AUDIT COMMITTEE

Members:
Mr. Christopher B. Clark Ms. Jeanne Crain
Mr. Steven L. Fritze (Chair)
Mr. Mary E. Ludford Mr. Steven P. Rasche
Mr. Thomas J. Webb
Independence:
The Board has determined that all current Committee members are independent Directors as defined by the Nasdaq Listing Standards and SEC regulations.
Financial Expertise:
The Board of Directors has determined that Ms. Crain, Mr. Fritze, Ms. Ludford, Mr. Rasche and Mr. Webb each meet the SEC definition of an audit committee financial expert and all members of the Committee are financially literate.
Number of Meetings:
5

Responsibilities:
•Oversees corporate accounting and financial reporting practices, and ensures the integrity of financial reports, as well as legal compliance and business ethics.
•Provides an open avenue of communication among the independent accountants, financial and senior management, the internal audit function and the Board.
•Reviews annual and quarterly financial statements with management and the independent accountants, and it discusses with management and the independent accountant significant assumptions, estimates and judgments used in the preparation of the consolidated financial statements.
•Selects and retains the independent accountants for all audit, review and attest services performed for the Corporation (including the annual financial audit), considering independence and effectiveness.
•Reviews at least annually the internal audit function and makes inquires of management and the independent accountants concerning the adequacy of the Corporation’s system of internal controls.
•Has oversight responsibility for Otter Tail Corporation’s Code of Business Ethics.
The Audit Committee routinely meets in executive session with internal audit and the independent registered public accounting firm without management present. During 2025, the Committee received presentations on new accounting standards and financial reporting requirements affecting Otter Tail Corporation.
For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee.

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COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE

Members:
Ms. Jeanne H. Crain Dr. Kathryn O. Johnson
Dr. Michael E. LeBeau Mr. Steven P. Rasche
Mr. Thomas J. Webb (Chair)
Independence:
The Board has determined that all Committee members are independent Directors as defined by the Nasdaq Listing Standards and non-employee Directors as defined by rules under Section 16(b) of the Exchange Act.
Number of Meetings:
6

Responsibilities:
•Reviews and reports to the Board of Directors on all compensation programs, plans and policies involving Otter Tail Corporation’s Board of Directors and Otter Tail Corporation’s executive officers.
•Develops, evaluates and recommends for approval all Otter Tail Corporation equity-based compensation plans.
•Oversees the administration of the Corporation’s stock incentive plans and Executive Annual Incentive Plan.
•Recommends and monitors compliance with policies related to the grant of equity awards and the recovery of equity awards.
•Recommends and monitors compliance with the Corporation’s insider trading policy.
•Oversees the administration and compliance with the Corporation’s Occupation Health and Safety Policy.
•Oversees employee compensation and benefits.
•Oversees the management of human capital, including policies and programs related to the attraction, development and retention of talent.
•Sets compensation for the Directors, subject to ratification by the Board, and compensation for the Named Executive Officers, subject to ratification by a majority of the independent Directors.
•Oversees succession plans other than for the Chief Executive Officer and the Corporation’s executive officers (which plans are a responsibility of the full Board).
The Compensation and Human Capital Management Committee periodically retains an outside compensation consultant to advise its decision-making process.
For further information on the actions of the Compensation and Human Capital Management Committee, please refer to the Compensation Discussion and Analysis (“CD & A”) and the Report of the Compensation and Human Capital Management Committee.

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Corporate Governance	Table of Contents

CORPORATE GOVERNANCE COMMITTEE

Members:
Mr. Christopher B. Clark Mr. Steven L. Fritze
Dr. Kathryn O. Johnson
Dr. Michael E. LeBeau (Chair)
Ms. Mary E. Ludford
Independence:
The Board has determined that all committee members are independent Directors as defined by the Nasdaq Listing Standards.
Number of Meetings:
9

Responsibilities:
•Identifies and recommends to the Board of Directors qualified candidates for election as Directors.
•Recommends Director committee assignments.
•Recommends actions necessary for the proper governance of Otter Tail Corporation and for the evaluation of the performance of the Board of Directors, its Committees and the Chief Executive Officer.
•Oversees the compliance with the Corporation’s Human Rights Policy.
•Oversees compliance with the Corporation’s Political Contributions and Lobbying Policy.
•With input from the Chief Executive Officer, recommends certain executive officers for annual election.
•Reviews issues and developments related to corporate governance practices and makes recommendations to the Board of Directors on changes in structure, rules or practice necessary for compliance and for good corporate governance.
•Reviews the onboarding program and continuing education that each member of the Board has received on an annual basis.

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Director Compensation
Director compensation is designed to attract and retain qualified, non-employee Directors and to align their interests with those of our shareholders. The Compensation and Human Capital Management Committee periodically reviews compensation practices for non-employee Directors to ensure that Director compensation remains competitive with market practices and commensurate to the responsibilities undertaken by our Directors. In 2024, a market analysis was conducted by the Committee’s compensation consultant, WTW, using data from the National Association of Corporate Directors and the Peer Group. This data was used to guide determination of 2025 Director compensation.
ANNUAL RETAINERS
For 2025, retainers for non-employee Directors and the Chairman were as follows and are aligned with competitive market practices:
•Non-employee Directors, except the Chairman, receive an annual retainer of $80,000.
•The Chairman receives an annual retainer of $148,000.
•Each Committee chair receives an additional retainer of $15,000 per year, except that the Audit Committee Chair’s retainer is $21,000.
•Each non-employee Director receives an additional $10,500 for each standing committee on which they serve.
Directors do not receive a meeting fee for attending Board or standing committee meetings. As an executive officer of Otter Tail Corporation, Mr. MacFarlane does not receive non-employee Director compensation for his service as a member of the Board of Directors.
Non-employee Directors may elect to receive their annual retainers in the form of cash, stock or a combination of both. Cash retainers are paid monthly, whereas stock retainers are delivered quarterly.
RESTRICTED STOCK GRANTS
Each non-employee Director receives an annual grant of restricted stock with an approximate value of $130,000. The restricted stock is granted under the terms of the 2023 Stock Incentive Plan on the date of the Annual Meeting, and the Chairman receives an additional grant of restricted stock with an approximate value of $42,000. All shares of restricted stock awarded to non-employee Directors are eligible for full dividend and voting rights and vest over a period of three years at the rate of one-third per year.
STOCK OWNERSHIP GUIDELINE
Otter Tail Corporation has established a stock ownership guideline for non-employee Directors, who are expected to hold Otter Tail Corporation stock equal to five times the value of the non-Chairman annual retainer ($400,000) to be achieved within five years of beginning service on the Board of Directors. All existing non-employee Directors either meet the expectation or are within the five-year period provided to reach the prescribed amount.
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Director Compensation	Table of Contents
DIRECTOR COMPENSATION TABLE
The following table provides summary compensation information for each non-employee Director for the year ending December 31, 2025:

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Total ($)

Jeanne H. Crain	94,000	131,903	225,903
John D. Erickson	80,000	131,903	211,903
Steven L. Fritze	115,000	131,903	246,903
Kathryn O. Johnson	94,000	131,903	225,903
Michael E. LeBeau	109,000	131,903	240,903
Mary E. Ludford	94,000	131,903	225,903
Nathan I. Partain	148,000	170,698	318,698
Thomas J. Webb	109,000	131,903	240,903
(1)Includes the aggregate dollar amount of all retainers earned or paid in cash for services as a Director (both paid and deferred) including annual retainer and chair retainers.
(2)Represents the aggregate grant-date fair value of restricted stock awards granted to non-employee Directors in 2025 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, Compensation Stock-Compensation.
(3)The number of shares of restricted stock held by each Director at fiscal year-end is as follows: Ms. Crain, 3,467; Mr. Erickson, 3,234; Mr. Fritze, 3,467; Dr. Johnson, 3,467; Dr. LeBeau, 3,467; Ms. Ludford 3,467; Mr. Partain, 4,199; and Mr. Webb, 3,467.

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Security Ownership of
Certain Beneficial Owners
Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by each Director, Director nominee and executive officer named in the Summary Compensation Table, as well as the number of shares owned by all Directors and executive officers of Otter Tail Corporation as a group, as of December 31, 2025. The table also includes those persons known to Otter Tail Corporation to own beneficially (as defined by the SEC for Proxy Statement purposes) more than 5% of the outstanding common shares of Otter Tail Corporation as of the dates in their Schedule 13 filings:

Common Shares of Otter Tail Corporation	Amount and Nature of Beneficial Ownership[1,2]	Percent of Class[1]

Name of Beneficial Owner

John S. Abbott[3]	60,868	*
Jeanne H. Crain[4]	5,535	*
John D. Erickson	152,105	*
Steven L. Fritze	30,533	*
Kathryn O. Johnson	27,953	*
Michael E. LeBeau	7,800	*
Mary E. Ludford[4]	5,535	*
Charles S. MacFarlane[5]	357,900	*
Nathan I. Partain[6]	78,072	*
Timothy J. Rogelstad[7]	69,393	*
Jennifer O. Smestad[8]	23,197	*
Todd R. Wahlund[9]	13,203	*
Thomas J. Webb	16,100	*
All Directors, director nominees and executive officers as a group (14 persons)	848,194	2.0%
BlackRock, Inc.[10] 55 East 52nd Street New York, NY 10055	6,574,793	15.7%
The Vanguard Group[11] 100 Vanguard Boulevard Malvern, PA 19355-2331	5,040,893	12.0%
Cascade Investment, LLC[12] 2365 Carillon Point Kirkland, WA 98033	2,973,337	7.1%
*Indicates ownership of less than 1% of the total outstanding common shares.
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Security Ownership of Certain Beneficial Owners	Table of Contents
(1)Represents common shares beneficially owned both directly and indirectly as of December 31, 2025. Except as indicated by footnotes below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown. No shares owned by any Director or executive officer were pledged as of December 31, 2025. The information provided is based upon 41,905,520 common shares outstanding as of December 31, 2025.
(2)Includes common shares held by the Trustee of Otter Tail Corporation’s ESOP for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. MacFarlane, 3,051 shares; Mr. Wahlund, 3,048 shares; Mr. Rogelstad, 3,337 shares; Ms. Smestad, 488 shares; and all Directors and executive officers as a group, 9,924 shares.
(3)Includes 1,625 restricted stock units which vested on February 6, 2026 and 8,400 performance shares which vested on February 11, 2026.
(4)Appointed to the Board effective January 1, 2023 and has five years to fulfill stock ownership expectation.
(5)Includes 75,459 shares held indirectly in a Spousal Limited Access Trust. Includes 9,125 restricted stock units that vested on February 6, 2026 and 47,700 performance share awards that vested on February 11, 2026.
(6)Includes 67,561 shares held in Mr. Partain’s revocable trust. Mr. Partain has sole voting and investment power over these shares.
(7)Includes 2,190 shares owned jointly with Mr. Rogelstad’s wife as to which he shares voting and investment power. Includes 1,625 restricted stock units that vested on February 6, 2026 and 8,400 performance shares that vested on February 11, 2026.
(8)Includes 14,867 shares, which are owned jointly with Ms. Smestad’s husband as to which she shares voting and investment power. I Includes 1,150 restricted stock units that vested on February 6, 2026 and 6,000 performance shares that vested on February 11, 2026.
(9)Includes 675 restricted stock units which vested on February 6, 2026.
(10)Based on information in Amendment No. 10 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 22, 2024 for its holdings as of December 31, 2023, BlackRock reported that it has sole voting power as to 6,492,438 shares and sole investment power as to 6,574,793 shares.
(11)Based on information in an Amendment No. 13 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024 for its holdings as of December 29, 2023. Vanguard reported that it has sole voting power as to 0 shares, shared voting power as to 52,251 shares, sole investment power as to 4,951,493 shares, and shared investment power as to the remainder.
(12)Based on information in an Amendment No. 12 to Schedule 13D jointly filed by Cascade Investment, LLC (“Cascade”) and William H. Gates, III, with the SEC on October 3, 2024 with respect to their holdings as of October 1, 2024. According to the filing, the common shares owned by Cascade may be deemed to be beneficially owned by Mr. Gates as the sole member of Cascade. Michael Larson, Business Manager and Chief Investment Officer, Cascade Investments, has voting and investment power with respect to the common shares beneficially owned by Cascade. Mr. Larson disclaims beneficial ownership of the common shares beneficially owned by Cascade and Mr. Gates.
The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.
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Compensation Discussion
and Analysis
EXECUTIVE SUMMARY
Otter Tail Corporation believes that strong, effective leadership is the cornerstone of its continued growth and success. To be successful, Otter Tail Corporation must be able to attract, retain and motivate highly qualified executive officers with the competencies needed to excel in a rapidly changing marketplace and to understand issues relating to a diverse group of companies in different industries.
Executive compensation at Otter Tail Corporation is focused on results. Total direct compensation includes base pay, annual cash incentive and stock-based long-term incentive. The mix of pay is designed to reflect a strong bias towards pay for performance by placing a majority of target compensation at risk. The only elements of total direct compensation that are not performance-based are base pay and restricted stock units. Annual cash incentive and other stock-based long-term incentive are performance- and metric-based. The individual performance portion of the annual cash incentive has a discretionary element.
At the 2025 Annual Meeting of Shareholders, Otter Tail Corporation provided shareholders an advisory vote on executive compensation. 96.6% of shareholders present and entitled to vote (excluding broker non-votes) approved, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers. Otter Tail Corporation conducts an advisory vote on executive compensation annually.
The Compensation and Human Capital Management Committee takes into account the result of the shareholder advisory vote in determining executive compensation policies and decisions. The Compensation and Human Capital Management Committee views the 2025 vote as a strong expression of the shareholders’ general satisfaction with Otter Tail Corporation’s current executive compensation programs. While the Compensation and Human Capital Management Committee considers this shareholder satisfaction in determining the present framework of executive compensation programs, decisions regarding incremental changes in the compensation programs and individual compensation are made in consideration of Otter Tail Corporation’s performance, current economic conditions and individual executive officer performance as described in more detail below.
PURPOSE AND PHILOSOPHY
The Compensation and Human Capital Management Committee of the Board of Directors is responsible for developing and recommending to the Board of Directors the goals and objectives of Otter Tail Corporation’s compensation policies and practices for the executive officers, including the following individuals:
•Charles S. MacFarlane, our President and Chief Executive Officer.
•Todd R. Wahlund, our Vice President and Chief Financial Officer.
•Timothy J. Rogelstad, our Senior Vice President, Electric Platform, and President, Otter Tail Power Company.
•John S. Abbott, our Senior Vice President, Manufacturing Platform, and President, Varistar Corporation, which includes our Manufacturing and Plastics reporting segments.
•Jennifer O. Smestad, our Senior Vice President, General Counsel and Corporate Secretary.
These individuals are referred to in this CD&A as the “Named Executive Officers.” Each of these Named Executive Officers is included in the Summary Compensation Table, Total Realized Pay and the related tables.
The Compensation and Human Capital Management Committee has adopted an Executive Compensation Policy, which outlines the overall executive compensation philosophy of Otter Tail Corporation and describes the components of executive compensation for executive officers.
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Compensation Discussion and Analysis	Table of Contents
In accordance with its Executive Compensation Policy, Otter Tail Corporation provides competitive compensation to its executive officers by combining base pay, annual cash incentive, stock-based long-term incentive, retirement plans and competitive health, dental, paid time off (“PTO”) and other traditional benefits.
•Base pay is designed to be market competitive and to reflect tenure, experience, skill set and individual performance.
•Annual cash incentive awards are designed to reward executives for Otter Tail Corporation’s current year financial success and recognize the responsibilities of the executive officers for meeting Otter Tail Corporation’s financial performance goals.
•Stock-based long-term incentive awards provided under the 2023 Stock Incentive Plan focus on long-term performance by aligning the executive officers’ long-term financial interests with shareholders’ interests.
•Retirement plans are provided to encourage long tenure among the executive officers.
•Health, PTO, dental and other benefits are designed to be competitive with companies with whom Otter Tail Corporation competes for executive talent.
The key elements of our executive compensation philosophy are:
•Pay is performance-based. Approximately 70% of executive officer target direct compensation is at risk and is contingent on company performance.
•Incentives are aligned with our business strategy. Performance goals and targets are aligned with our annual business plan, as well as our long-term growth model and strategic priorities.
•Safety is a metric for annual incentive pay. Safety is one of the Corporation’s core values and the Corporation establishes safety targets to drive safe behaviors at all of our operating companies, for all of our employees.
Compensation policies reflect our compensation philosophy, promote accountability and mitigate incentive risks.

WHAT WE DO	Pay for performance. Approximately 70% of executive officer target direct compensation is at risk, is contingent on company performance and is aligned with performance-based metrics.
Balance short and long-term incentives to address strategic objectives and annual operating performance.
Include quantitative and qualitative performance evaluations in our annual incentive plan in support of our safety, people and culture, and environmental strategies.
Place caps on incentive payouts. Our annual incentive and performance share awards are designed to pay out at a maximum of 200% and 150% of target respectively.
Align executive compensation with stakeholder interests through long-term incentives.
Pay competitively using appropriate survey benchmarks for a diversified utility.
Set meaningful stock ownership requirements for NEOs.
Include recoupment provisions in our annual and long-term incentive plans.
WHAT WE DON’T DO	Provide employment contracts to NEOs.
Permit directors or executives to hedge or pledge their company stock.
Provide tax gross-ups on severance benefits.
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Table of Contents	Compensation Discussion and Analysis
MARKET CONDITIONS AND PEER GROUP
The Compensation and Human Capital Management Committee retains a compensation consultant to provide market-based compensation data in connection with its consideration of the compensation of the executive officers. The Compensation and Human Capital Management Committee has retained WTW as its compensation consultant to assess the competitiveness of the compensation provided to executive officers of Otter Tail Corporation taking into consideration current market conditions.
The Compensation and Human Capital Management Committee, with WTW assistance, uses this market-based compensation data to compare the compensation provided to the executive officers in the areas of total remuneration, annual incentive and long-term incentive. This information is also used in evaluating other components of executive compensation and practices, including incentive metrics, stock ownership guidelines and compensation policy matters. The analysis compares both the structure of compensation and the amount of compensation provided to each of the executive officer positions.
The Compensation and Human Capital Management Committee, in consultation with WTW, used data from published survey data (including the 2024 Willis Towers Watson General Industry Executive Survey and the 2024 Mercer MBD Executive Survey as the primary benchmark to evaluate 2024 executive compensation levels, with Peer Group data used as reference for validation of the survey data. WTW found that the compensation structure continues to be in-line with market practice.
WTW created a peer group of publicly traded utility, manufacturing and gas distribution companies of comparable size, heavily weighted to electric utilities to reflect the relative size of Otter Tail Corporation’s operating companies and taking into account other considerations that WTW deemed relevant such as geographic location (the “Peer Group”). The Peer Group is reviewed annually by the Compensation and Human Capital Management Committee and changes, if necessary, are made to it.
The 2025 Peer Group consisted of the following companies:

Company Name	SIC Code (Primary)

ALLETE, Inc.	4931 Electric and other services combined
Apogee Enterprises, Inc.	3231 Glass products made of purchased glass
Avista Corp.	4931 Electric and other services combined
Black Hills Corporation	4911 Electric services
Chart Industries, Inc.	3443 Fabricated plate work (boiler shops)
ESCO Technologies, Inc.	3825 Instruments to measure electricity
Franklin Electric Co., Inc.	3621 Motors and generators
Graco Inc.	3561 Pumps & pumping equipment
IDACORP, Inc.	4911 Electric services
MDU Resources Group	4911 Electric Services
MGE Energy Inc.	4931 Electric and other services combined
Northwest Natural Holding Company	4924 Natural gas distribution
Northwestern Corp.	4931 Electric and other services combined
ONE Gas, Inc.	4924 Natural gas distribution
TXNM Energy	4911 Electric services
Portland General Electric Co.	4911 Electric services
Tennant Company	3580 Refrigeration & service industry machinery
Unitil Corp.	4931 Electric and other services combined
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Compensation Discussion and Analysis	Table of Contents
There were no changes from the 2024 Peer Group, with the exception of adding MDU Resources Group.
In addition to market-based compensation data, the Compensation and Human Capital Management Committee considers individual performance, historic compensation, internal equity and regional information. The Compensation and Human Capital Management Committee also received compensation recommendations from Mr. MacFarlane for Mr. Rogelstad, Mr. Abbott, Ms. Smestad and Mr. Wahlund. The Compensation and Human Capital Management Committee may, but is not required to, consider the recommendations.
The Compensation and Human Capital Management Committee annually reviews its engagement with WTW and assesses WTW’s’ independence as a compensation consultant. In 2025, WTW provided services to Otter Tail Corporation totaling $335,617, of which $132,941 was for executive compensation consulting for the Compensation and Human Capital Management Committee. Fees for other services totaled $202,676, which included Property & Casualty Insurance brokerage fees.
The decision to engage WTW for these other services was recommended by management, subject to the Compensation and Human Capital Management Committee’s approval. According to WTW’s consulting independence protocols, the WTW personnel who provide the brokerage services operate separately and independently from the WTW advisers who perform executive compensation-related services. Those executive compensation advisers may not serve in broader relationship-management roles, and the compensation paid to those advisers is not directly tied to fees paid by Otter Tail Corporation. Upon review, the Compensation and Human Capital Management Committee concluded that any potential conflicts of interest were mitigated by these protocols. In reaching this conclusion, the Compensation and Human Capital Management Committee considered factors relevant to WTW’s independence from management, including the six factors set forth in the Nasdaq Listing Standards.
ELEMENTS OF EXECUTIVE COMPENSATION
Base Pay
Base pay is set with reference to the market for similar jobs in the utility and general industry sectors as determined by the survey data. An individual executive’s base pay also takes into consideration tenure, experience, skill set and individual performance.
Annual Cash Incentive
The Otter Tail Corporation Executive Annual Incentive Plan provides annual cash incentives to the executive officers for achieving annual performance targets for Otter Tail Corporation and its two platforms, the Electric Platform, and the Manufacturing Platform, depending on the executive officer’s position and responsibilities. The annual cash incentive is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial, workplace safety, people & culture and sustainability performance of Otter Tail Corporation for that year and on the executive officer’s individual performance. The financial targets are aligned with the annual budget approved by the Board of Directors. The target annual cash incentive for each executive officer is measured as a percentage of the annualized base amount paid to participants as of December 31, ranging from 50% to 100% of base pay. The target for annual cash incentive is set with reference to the market data for similar jobs in the utility and general industry sectors as determined by the published survey data, with Peer Group data used as reference for validation of the survey data. Annual cash incentive for combined financial, non-financial and individual performance measures is capped at 200% of target annual cash incentive.
Annual Cash Incentive - Financial Performance
The Compensation and Human Capital Management Committee sets threshold and maximum performance goals in addition to the target performance goals for the financial measures to incent the executive officers to strive for the best possible performance in a difficult year and a maximum performance level to reward exceptional performance. Payout for achievement of financial goals is 70% to 80% of the target annual cash incentive.
Annual Cash Incentive - Individual Performance
Annual cash incentives paid to each of the Named Executive Officers are based in part upon the achievement of individual goals established at the beginning of the year, and individual performance as determined by the Chief Executive Officer, subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors, for each Named Executive Officer except for the Chief Executive Officer, whose bonus was determined using the same criteria by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors. Payout for achievement of individual performance goals is 10% to 20% of the target annual cash incentive.
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Table of Contents	Compensation Discussion and Analysis
Annual Cash Incentive - Safety
As noted above, the Executive Annual Incentive Plan includes a non-financial measure for workplace safety. One of Otter Tail Corporation’s five core values is safety. Otter Tail Corporation strives to provide safe workplaces and requires safe work practices throughout its businesses. The Compensation and Human Capital Management Committee believes that management’s commitment to workplace safety is critical to achieving Otter Tail Corporation’s goals regarding workplace safety. The annual cash incentive for the safety measure is paid at 100% of target once the goal for that measure is met or exceeded. Payout for achievement of the safety goal is 10% of the target annual cash incentive.
Annual Cash Incentive - People & Culture and Sustainability - Renewable Energy
Incentives for exceeding People & Culture (P&C) and Sustainability - Renewable Energy goals are also part of the Executive Annual Incentive Plan. People & Culture is based on a qualitative assessment of Otter Tail Corporation’s programs to sustain and enhance an effective workplace, focusing on employee engagement, belonging, recruitment, culture and compliance, employee development and employee retention at the operating companies. Sustainability - Renewable Energy is measured as the percentage of time during the year the utility’s wind farms are mechanically available to generate electricity. The annual cash incentive for each measure is paid on a sliding scale and increases incrementally from 0% at target performance to 100% at maximum performance. Payout for achievement of the People & Culture and Sustainability goals is up to 10% of the target annual cash incentive.
Annual Cash Incentive - 2025 Outcomes
For 2025 the financial measures for the Executive Annual Incentive Plan were:
•Corporate Earnings per Share;
•Corporate Return on Equity;
•Electric Platform Net Income;
•Electric Platform Return on Equity; and
•Manufacturing Platform Net Income.
These are financial measures that Otter Tail Corporation uses to compare results of operations from period to period for compensation purposes. In determining whether a financial measure has been met for the year, actual performance for each measure on a U.S. generally accepted accounting principles (“GAAP”) basis may be adjusted by the following items: (1) unusual, extraordinary or nonrecurring events; (2) changes in applicable accounting rules or principles or in the Corporation’s methods of accounting; (3) results of discontinued operations; (4) asset write downs; (5) litigation or claim judgments or settlements; (6) changes in tax law affecting reported results; (7) severance, contract termination and other costs related to exiting business activities; (8) acquisitions; (9) gains or losses from the disposition of businesses or assets; (10) gains or losses from the early extinguishment of debt; and (11) other publicly identified one-time items. The Compensation and Human Capital Management Committee may exercise discretion and decline to make an adjustment for one or more of these items whether the exercise of that discretion reduces or increases the payout. In 2025, there were no adjustments to GAAP results for purposes of determining awards under the Executive Annual Incentive Plan.
Safety is measured against the weighted average case rate for the industries in which Otter Tail Corporation and its subsidiaries operate. Subject to the Compensation and Human Capital Management Committee discretion, the incentive for safety is paid if the weighted average composite case rate of Otter Tail Corporation and its subsidiaries for the year is less than the weighted average composite case rate for the past three years for the industries in which Otter Tail Corporation and its subsidiaries operate.
People & Culture has six components for which the Compensation and Human Capital Management Committee performs a qualitative assessment, which includes progress on the following matters:
•Employee engagement - Progress toward median or higher on engagement survey; demonstrated execution of action plans;
•Belonging index - Progress toward median or higher scores on belonging survey; demonstrated execution of action plans;
•Recruitment outreach - Demonstration of effective advertising outreach;
•Culture and compliance training - Demonstration of workforce education to foster a respectful workplace; completion of Code of Business Ethics and anti-discrimination training; reporting completion rates;
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Compensation Discussion and Analysis	Table of Contents
•Employee training & development - Reporting training hours/employee; demonstration of evolution and sustaining of leadership and employee development programs; and
•Employee retention - Demonstrated analysis and response for employee retention, unwanted turnover and exit interviews; reporting turnover rates, reasons for departure and exit interview rates.
People & Culture annual cash incentive is paid on a sliding scale with 0% paid for target performance and 100% maximum performance, based on the Committee’s qualitative evaluation. The incentive is weighted at up to 10% of the target annual cash incentive for Mr Abbott, 7.5% for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad, and 5% for Mr. Rogelstad.
Sustainability - Renewable Energy is measured as the percentage of time during the year the Corporation’s wind farms are mechanically available to generate electricity. This is weighted at up to 2.5% of the target annual cash incentive for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad, and 5% for Mr. Rogelstad. The renewable generation annual cash incentive is paid on a sliding scale only once the target goal for this measure has been exceeded, with 0% paid for target performance and 100% for maximum performance.
The following tables show weighting of financial, non-financial and individual performance goals for each Named Executive Officer’s annual cash incentive for 2025, actual performance against each goal and actual payout for each goal as a percentage of target. Amounts of actual payouts may be found in the Summary Compensation Table, under the heading “Non-Equity Incentive Plan Compensation,” for the financial and non-financial goals and under the heading “Bonus,” for the individual performance goals.

	Target Award as % of Salary	Weighting
		Corporate EPS[1]	Corporate ROE[2]	Electric NI3	Electric ROE[4]	Manuf. NI5	Indiv. Perform.[6]	Safety/People & Culture/Sustainability - Renewable Energy
Executive								Corporate	Electric	Manuf.

Charles S. MacFarlane	100%	40%	40%				10%	10%
Todd R. Wahlund	55%	40%	40%				10%	10%
Timothy J. Rogelstad	60%	20%		25%	25%		20%		10%
John S. Abbott	60%	30%				40%	20%			10%
Jennifer O. Smestad	55%	35%	35%				20%	10%

	Performance Goals vs. Actual Performance						Ind. Perf. Payout [6]
Performance Levels	Payout Range as % of Target	Corporate EPS[1]	Corporate ROE[2]	Electric NI3	Electric ROE[4]	Manuf. NI5

Maximum	200%	$6.18	15.90%	$103,700	10.00%	$167,080	200%
Target	100%	$5.88	14.15%	$97,800	9.00%	$153,000	100%
Threshold	50%	$5.58	12.40%	$91,900	8.00%	$138,900	—%
2025 Actual		$6.55	15.57%	$97,586	8.56%	$181,918	n/a
2025 Actual Payout as % of Target		200%	181%	98%	78%	200%	149%
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Table of Contents	Compensation Discussion and Analysis

		Safety Goals[7] vs. Actual Performance (Payout 0% or 100%)			People & Culture Goals[8] vs. Actual Performance (Payout 0% to 100%)			Sustainability - Renewable Energy Goals[9] vs. Actual Performance (Payout 0% to 100%)
Performance Levels	Payout Range %	Corp.	Electric	Manuf.	Corp.	Electric	Manuf.	Corp.	Electric	Manuf.

Maximum	100%	100%	100%	100%	100%	100%	100%	90%	90%	n/a
Target	100%	100%	100%	100%	—%	—%	—%	85%	85%	n/a
Threshold	—%	—%	—%	—%	—%	—%	—%	85%	85%	n/a
2025 Actual Payout % of Maximum		100%	100%	100%	67%	67%	67%	81%	81%	n/a
(1)Corporate Earnings Per Share. A weighted percentage of each Named Executive Officer’s annual cash incentive depends on Corporate Earnings Per Share. Each Named Executive Officer receives the target payout if Otter Tail Corporation achieves the targeted Corporate Earnings Per Share. The target award amount is reduced incrementally for performance below the target to the threshold and increased incrementally for performance above the target to the maximum. The Corporate Earnings Per Share exceeded the maximum level in 2025. Payout was at 200% of target.
(2)Corporate Return on Equity. A weighted percentage of the annual cash incentive for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad depends on Corporate Return on Equity. They receive the target payout if Otter Tail Corporation achieves the targeted Corporate Return on Equity. The target award amount is reduced for performance below the target and increased for performance above the target. The Corporate Return on Equity exceeded the target level in 2025. Payout was 181% of target.
(3)Electric Platform Net Income. A weighted percentage of the annual cash incentive for Mr. Rogelstad depends on Electric Platform Net Income. He receives the target payout if the Electric Platform achieves its targeted Net Income. The target award amount is reduced for performance below target and increased for performance above the target. The Electric Platform Net Income was below the target level in 2025. Payout was 98% of target.
(4)Electric Platform Return on Equity. A weighted percentage of the annual cash incentive for Mr. Rogelstad depends on Electric Platform Return on Equity. He receives the target payout if the Electric Platform achieves its targeted Return on Equity. The target award amount is reduced for performance below target and increased for performance above the target. The Electric Platform Return on Equity exceeded the threshold level for 2025. Payout was 78% of target.
(5)Manufacturing Platform Net Income. A weighted percentage of the annual cash incentive for Mr. Abbott depends on Manufacturing Platform Net Income. He receives the target payout if the Manufacturing Platform achieves its targeted Net Income. The target award amount is reduced for performance below target and increased for performance above the target. The Manufacturing Platform Net Income exceeded the maximum level for 2025. Payout was 200% of target.
(6)Individual Performance. Each Named Executive Officer receives a weighted percentage of the annual cash incentive based upon individual performance. The actual amount of the award will be determined by the Chief Executive Officer, who may award up to 200% of the target amount, and the award is subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors. The Chief Executive Officer’s individual performance award is determined by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors. Payout based on individual performance averaged 149% of target for the Named Executive Officers in 2025.
(7)Safety Incentive. Each Named Executive Officer receives 10% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Wahlund and Ms. Smestad), the Electric Platform (Mr. Rogelstad) and the Manufacturing Platform (Mr. Abbott) achieve their respective targets for workplace safety. If the target is not met, the payout is 0%. If the target is exceeded, the payout is 10% of the total target annual cash incentive. The safety target was met by Corporate, Utility and Manufacturing Platforms in 2025 and payout was at 100% of target.
(8)People & Culture Incentive. Each Named Executive Officer receives 0% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Wahlund and Ms. Smestad), the Electric Platform (Mr. Rogelstad) and the Manufacturing Platform (Mr. Abbott) do not exceed their respective target goals for People & Culture measures. Payouts are on a sliding scale and increase incrementally for performance above the target to the maximum 7.5% for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad of the total target annual cash incentive, a maximum of 10% for Mr. Abbott, and a maximum of 5% for Mr. Rogelstad. The Corporate People & Culture performance exceeded the target goals in 2025 and payout was at 67% of maximum. The Electric Platform People & Culture performance exceeded the target goals in 2025 and payout was at 67% of maximum. The Manufacturing People & Culture performance exceeded the target goals in 2025 and payout was at 67% of maximum.
(9)Sustainability - Renewable Energy Incentive. Each Named Executive Officer receives 0% of the total target annual cash incentive if Otter Tail Corporation (Mr. MacFarlane, Mr. Wahlund and Ms. Smestad) and the Electric Platform (Mr. Rogelstad) do not exceed target goals for Sustainability - Renewable Energy measures. For Sustainability - Renewable Energy, payouts are on a sliding scale and increase incrementally for performance above the target to the maximum 2.5% of the total target annual cash incentive for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad, and a maximum 5% for Mr. Rogelstad. Sustainability - Renewable Energy performance exceeded the target goals for the renewable generation measure in 2025 and payout was at 81% of maximum for Corporate (Mr.MacFarlane, Mr. Wahlund, and Ms. Smestad), and 81% of maximum for Electric (Mr. Rogelstad).
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Compensation Discussion and Analysis	Table of Contents
Long-Term Incentives
Long-term incentive compensation for executive officers consists of approximately 75% performance share awards and 25% restricted stock unit awards, by grant date fair value, granted by the Compensation and Human Capital Management Committee under the Otter Tail Corporation 2023 Stock Incentive Plan.
The performance share awards are designed to tie the long-term incentives for the executive officers to Otter Tail Corporation stock performance and to further align the interests of the executive officers with shareholders.
•50% of performance shares awarded to the Named Executive Officers vest based on Otter Tail Corporation’s relative total shareholder return as compared to the total shareholder return (“TSR”) of companies in the Edison Electric Institute Index (“EEI Index”) for the three-year period beginning on the first day of the year in which the grant is awarded. The EEI Index is chosen because it is the sector that includes Otter Tail Corporation common shares. Total shareholder return (for both Otter Tail Corporation and the Peer Group) is determined by comparing the stock price appreciation plus the value of dividends reinvested over the three-year period. There were 37 publicly traded U.S. members in the index as of December 31, 2025, including Otter Tail Corporation.
•50% of performance shares awarded to the Named Executive Officers vest based on achieving targets for three-year adjusted Return on Equity (“ROE”). For 2025, there was no adjustment to ROE made for calculation of performance share outcomes. If there is a year for which an adjustment to ROE is made, then, for purposes of calculation, three-year adjusted ROE is a non-GAAP measure which is equal to the average of adjusted ROE for each of the three years in the performance period. For each of those three years, adjusted ROE is equal to Otter Tail Corporation’s adjusted earnings divided by the 13-month average of total outstanding common equity using the 13 months at the end of the fiscal year. Adjustments to earnings may include: (1) unusual, extraordinary or nonrecurring events; (2) changes in applicable accounting rules or principles or in the Corporation’s methods of accounting; (3) results of discontinued operations; (4) asset write downs; (5) litigation or claim judgments or settlements; (6) changes in tax law affecting reported results; (7) severance, contract termination and other costs related to exiting business activities; (8) acquisitions; (9) gains or losses from the disposition of businesses or assets; (10) gains or losses from the early extinguishment of debt; and (11) other publicly identified one-time items. The Compensation and Human Capital Management Committee may exercise discretion and decline to make an adjustment for one or more of these items whether the exercise of that discretion reduces or increases the payout.
In both cases, the number of shares vested increases linearly if the target is exceeded and decreases linearly for performance below target but above threshold.
The restricted stock unit awards are also designed to align the interest of the executive officers with that of shareholders. They do so by rewarding continuity of service of the executive officers since the restricted stock unit awards vest ratably over a period of four years, and unvested restricted stock units are forfeited upon certain voluntary termination events. In addition, the value of shares awarded increases or decreases with the return provided to shareholders through stock price appreciation.
In 2025, the Compensation and Human Capital Management Committee set targeted amounts for long-term incentive awards with reference to the market data for similar jobs in the utility and general industry sectors as determined by the published survey data, with Peer Group data used as reference for validation of the survey data.
•For performance shares, the target number of shares for each executive officer was calculated in part by dividing the targeted value delivered for each executive officer, which is determined using a market-based compensation analysis, by an indicative grant-date fair value based on a Monte-Carlo simulation model and on the present value of the return-on-equity component (excluding dividends). This blended rate was $73.90.
•For restricted stock units, the number of shares actually awarded to each executive officer was calculated by dividing the targeted value delivered for each executive officer, which is determined using a market-based compensation analysis, by the average closing per share price of Otter Tail Corporation common shares during the 20 trading days following January 1, 2025, which was determined to be $76.51.
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Table of Contents	Compensation Discussion and Analysis
Long-Term Incentive Awards - 2025 Performance Share Grants
The Compensation and Human Capital Management Committee approved, and the independent members of the Board of Directors ratified the grants of performance shares on February 11, 2025. The performance shares are presented in the Grants of Plan-Based Awards Table. The three-year performance period for these awards is from January 1, 2025 through December 31, 2027. The actual payment of common shares may range from 0% to 150% of the target amount and will be paid in 2028.

2025 Long-Term Incentive Award – TSR		<Threshold	Threshold	Target	Maximum

Performance Goal –	Three-Year TSR performance relative to peer group	<25th percentile	25th percentile	50th percentile	75th percentile or greater
Payment Levels –	% of target shares	0%	25%	50%	75%

2025 Long-Term Incentive Award – Adjusted ROE		<Threshold	Threshold	Target	Maximum

Performance Goal –	Three-Year Adjusted ROE	<9.5%	9.5%	11.5%	13.5%
Payment Levels –	% of target shares	0%	25%	50%	75%
For 50% of the performance shares granted, the target amount will be paid if the total shareholder return for Otter Tail Corporation is at the 50th percentile of the total shareholder returns of the companies that comprise the EEI Index over the three-year period. The threshold performance level is set at the 25th percentile of the total shareholder return and the maximum performance level is set at the 75th percentile of the total shareholder return. Payment is capped at the target amount should total shareholder return be negative.
Otter Tail Corporation believes the target is appropriate as it indicates performance consistent with the sector over the three-year performance period. Stronger-than-sector performance is awarded with additional shares. Weaker-than-sector performance is penalized, with the executive officers receiving fewer or no shares. The performance shares, to the extent they become payable, are paid in common shares of Otter Tail Corporation.
Whether the remaining 50% of the performance shares granted become payable will be based upon the three-year adjusted ROE of Otter Tail Corporation as compared to the established target. The target is established by the Compensation and Human Capital Management Committee based on an evaluation of prior years’ annual adjusted ROE, Otter Tail Power Company authorized return on equity and EEI Index and regional peer utility return on equity history and trend. The target amount will be paid if the three-year adjusted ROE for Otter Tail Corporation is at the target performance (11.50%). The threshold performance level is set at 9.50% and the maximum performance level is set at 13.50%. Otter Tail Corporation believes the target is appropriate as it indicates performance that is above the median return on equity performance in our industry. Stronger-than-target performance is rewarded with additional shares. Weaker-than-target performance is penalized with the executive officers receiving fewer or no shares. The performance shares, to the extent they become payable, are paid in common shares of Otter Tail Corporation.
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Compensation Discussion and Analysis	Table of Contents
Long-Term Incentives - 2023-2025 Performance Share Outcomes
The table below summarizes the goals for three-year TSR, and three-year adjusted ROE, established for the performance shares granted in 2023, with a performance period from January 1, 2023 through December 31, 2025, and the combined payout. Three-year TSR relative to peers exceeded the maximum performance level, with the Corporation’s three-year TSR of 48% at the 92nd percentile of the EEI peer group, whose median three-year TSR was 24%. Three-year average ROE was 19% which was above the maximum and the resulting combined payout was 150%. There was no adjustment to ROE made for calculation of performance share outcomes.

Three-Year TSR - Percentile Rank vs. EEI Index		Three-Year Adjusted ROE		Combined % Payout

Threshold	25.00%	Threshold	9.25%
Target	50.00%	Target	11.25%
Maximum	75.00%	Maximum	13.25%
Actual	91.89%	Actual	18.99%
% Weighting for 2023-2025 Award	50.00%	% Weighting for 2023-2025 Award	50.00%
Weighted Payout %	75.00%	Weighted Payout %	75.00%	150.00%
2025 Long-Term Incentive Awards - Restricted Stock Unit Grants
The Compensation and Human Capital Management Committee approved, and the independent members of the Board of Directors ratified, the grants of restricted stock units on February 1, 2025. The restricted stock units are presented in the Grants of Plan-Based Awards Table. The units vest at a rate of 25% per year over a four-year period with the first quarter vesting on February 5, 2026, and the remaining quarters on the same date in 2027, 2028 and 2029. They vest in full upon retirement except that, if Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott or Ms. Smestad retires on or before June 30 of the calendar year that includes the grant date, the shares vested will be prorated according to the number of months worked in the year of grant divided by 12. Following the grant date, the executive officers receive cash payments equal to the amount of cash dividends that would have been paid if shares had been issued instead of restricted stock units, subject to forfeiture in certain circumstances.
Other Benefits
The executive officers receive health, dental, life, PTO and other traditional benefits identical to or consistent with the non-executive employees of Otter Tail Corporation. Periodic executive physicals are required of executive officers and are funded by the Corporation, with related expenses reimbursed.
Retirement Income and Deferred Compensation
Otter Tail Corporation believes that long-term service by its executive officers has been fundamental to its success. Accordingly, Otter Tail Corporation provides executive officers security in retirement through its pension and supplemental retirement plans. The Named Executive Officers, except for Mr. Abbott, participate in the plans related to retirement income. Retirement benefits for Mr. Abbott and Ms. Smestad are described separately below.
Retirement income is provided to certain executive officers through the Otter Tail Corporation Pension Plan (“Pension Plan”) and non-qualified Executive Survivor and Supplemental Retirement Plan (“ESSRP”). Combined, these plans deliver a defined pension benefit that increases with years of service and compensation. A further description of the benefits under these plans is in the narrative description to the Pension Benefits Table.
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Table of Contents	Compensation Discussion and Analysis
Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad participate in the Executive Restoration Plus Plan (“ERPP”), which was adopted in 2012 for executive officers and certain others who are no longer eligible to participate in the Pension Plan or the ESSRP. Subject to its annual discretion, Otter Tail Corporation will contribute a sum equal to 6.5% of annual compensation for the plan year in excess of Internal Revenue Code Section 401(a)(17) compensation limit in effect for that year plus 3% of annual compensation to retirement accounts for Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad, provided they each are employed on the last day of the plan year. Annual Compensation is comprised of earnings (base and annual incentive compensation) as reflected on Internal Revenue Service Form W-2, including elective contributions to a qualified or non-qualified retirement plan or cafeteria plan. Contributions will be made for partial years when they retire. Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad also receive a special contribution to offset compensation loss resulting from freezing the ESSRP in 2019, described further below. A further description of the benefits under the ERPP is found later in this section. Investment options for ERPP contributions and 2025 rates of return are as follows:

Investment Options	2025 Rate of Return	Investment Options	2025 Rate of Return

Invesco Stable Return	2.98%	Legal & General MSCI AC World ex USA CIT	17.87%
PGIM Investments	8.20%	SSGA Target Retirement Income K	11.49%
PIMCO All Asset Instl	14.66%	SSGA Target Retirement 2025 K	13.61%
Fidelity US Bond Index	7.13%	SSGA Target Retirement 2030 K	16.14%
JPMorgan Large Cap Growth R6	14.40%	SSGA Target Retirement 2035 K	18.09%
Oakmark Fund Investor	14.43%	SSGA Target Retirement 2040 K	19.29%
Legal & General S&P 500 CIT	17.87%	SSGA Target Retirement 2045 K	20.23%
Fidelity Mid Cap Index	10.57%	SSGA Target Retirement 2050 K	20.98%
JPMorgan Small Cap Growth R6	6.60%	SSGA Target Retirement 2055 K	21.34%
Fidelity Small Cap Index	12.93%	SSGA Target Retirement 2060 K	21.35%
Victory Capital Management	9.93%	SSGA Target Retirement 2065 K	21.32%
Dodge & Cox Int’l Stock	33.83%	SSGA Target Retirement 2070 K	21.33%
Vanguard International Growth	20.21%
In December 2019, the Board amended and restated the ESSRP, freezing participation in and benefit accruals under the restoration benefit component of the ESSRP as of December 31, 2019 for all participants. To offset the resulting retirement compensation loss, Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad began participating in the ERPP in 2020, and a special employer contribution is made annually to Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad’s ERPP accounts until they retire, or reach age 62, whichever comes first. The ESSRP freeze and the special employer contributions are described under “Pension, ESSRP and ERPP Plans.”
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Compensation Discussion and Analysis	Table of Contents
On an annual basis, executive officers may elect to participate in a non-qualified deferred compensation plan (the “Deferred Compensation Plan”). Participation in the Deferred Compensation Plan is limited to the executive officers of Otter Tail Corporation and certain other employees of Otter Tail Corporation and its subsidiaries. Under the Deferred Compensation Plan, participants may defer up to 50% of their base pay and 100% of their annual cash incentive compensation. The amounts deferred are segregated into one or more accounts chosen by the participant and earn a return based on the performance of the investment option chosen by the participant. Each participant is solely at risk for investment returns. Investment options for the Deferred Compensation Plan and 2025 rates of return are as follows:

Investment Options	2025 Rate of Return

Select Bond	7.45%
Large Cap Core Stock	16.59%
Growth Stock	19.40%
Index 500 Stock	17.64%
MidCap Growth Stock	8.32%
International Equity	38.35%
Deferred contributions are made pre-tax. There are no Otter Tail Corporation contributions to the Deferred Compensation Plan for executive officers.
Otter Tail Corporation also provides a 401(k) Retirement Savings Plan in which the employees of Otter Tail Corporation, including the Named Executive Officers, may participate. The plan permits all employees to set aside a portion of their income into the 401(k) Retirement Savings Plan and Otter Tail Corporation matches 50% of the first 8% set aside by an employee up to the statutory maximum for non-pension eligible employees, and 50% up to 6% for pension eligible employees. Employees hired after September 1, 2006, may be awarded an enhanced employer contribution. In 2025, that award was 50% of the first 5% set aside by an employee up to the statutory maximum. The participation of the executive officers is on the same terms as other participants in the plan.
Severance Benefits
Otter Tail Corporation has entered into change-in-control severance agreements with each of the executive officers, which provide financial protection in the event of a change in control that disrupts the executive officer’s career. These agreements are designed to attract and retain high caliber executive officers, recognizing that change-in-control protections are commonly provided at comparable companies with which Otter Tail Corporation competes for executive talent. In addition, the change-in-control protections will enhance the impartiality and objectivity of the executive officers in the event of a change in control situation and better ensure that shareholder interests are protected. The protections contained in the change-in-control agreements provide for a “double trigger,” which means that there must be both a change in control and a termination of employment for the provisions to apply. A more complete description of the change-in-control agreements may be found under “Potential Payments upon Termination or Change in Control.”
Otter Tail Corporation also provides severance benefits to executive officers upon termination from employment under certain circumstances not involving a change in control pursuant to employment agreements or, in lieu of such agreements, an Executive Severance Plan adopted in February 2015. The employment agreements and the Executive Severance Plan are more fully described under “Potential Payments upon Termination or Change in Control.”
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Table of Contents	Compensation Discussion and Analysis
EXECUTIVE COMPENSATION POLICIES
Stock Ownership Guidelines
Otter Tail Corporation has established stock ownership guidelines to ensure that the executive officers remain focused on long-term shareholder value. The stock ownership guidelines provide that an executive’s minimum stock ownership requirement is based on the value of the executive’s holdings as a multiple of the executive’s base salary. As of January 2026, the stock ownership guidelines were increased to the following: Mr. MacFarlane, from five to six times base salary; Mr. Rogelstad and Mr. Abbott, from two to three times base salary; and Mr. Wahlund and Ms. Smestad from one to three times base salary. For purposes of satisfying the ownership guidelines, unvested restricted stock units are included. Officers are given five years to meet the guidelines from the time they are subject to an initial or increased holding guideline. Additionally, each executive must hold 100% of shares received (net of tax) pursuant to stock awards until the applicable ownership guideline has been met. The Compensation and Human Capital Management Committee may grant waivers of the ownership or holding requirements in special circumstances. At the date of this Proxy Statement, all executive officers met the ownership guidelines.
Hedging and Pledging Policy
Our Board of Directors believes that the interests of our executive officers and Directors should be aligned with the interests of our shareholders. As a result, we have adopted a hedging policy that prohibits all executive officers and Directors from engaging in transactions that are designed to hedge or offset any decrease in the market value of Otter Tail Corporation’s securities, including short sales of Otter Tail Corporation’s securities; transaction inputs, calls or other derivative securities; and hedging and monetization transactions, such as zero-cost dollars and forward sale contracts. They are also prohibited from pledging these securities as collateral for a loan.
Incentive Compensation Recovery Policy and Supplemental Compensation Recovery Policy
Our Incentive Compensation Recovery Policy provides that, if it is determined that an accounting restatement is required due to our material noncompliance with any financial reporting requirements under the federal securities laws, Otter Tail Corporation will recoup incentive compensation received by current and former executive officers during the prior three fiscal years if those amounts would not have been received based on the restated financial statements. Our Incentive Compensation Recovery Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In February 2025, the Board of Directors adopted a Supplemental Incentive Compensation Recovery Policy (“Supplemental Policy”) for executive officers and all other employees who participate in management incentive programs involving incentive payments. This Supplemental Policy provides for the recovery (at the Board’s discretion) of incentive compensation from such employees, including both performance-based and time-vesting cash and equity awards, in the event the Board determines an employee or employees engaged in detrimental misconduct as defined in the policy. This Supplemental Policy supplements the Incentive Compensation Recovery Policy. Oversight of the Supplemental Policy has been delegated by the Board to the Compensation and Human Capital Management Committee.
Equity Award Grant Policy
We have adopted an Equity Award Grant Policy (“Equity Award Policy”) governing the timing of grants of options and other equity awards. We did not award options in the last fiscal year. Consistent with the Corporation’s 2023 Stock Incentive Plan, the Board has delegated the authority to grant equity awards to Mr. MacFarlane and the Vice President of Human Resources - with the exception of grants to the Corporation’s officers as defined by Rule 16a-1 of the Securities Exchange Act. The Equity Award Policy provides that equity award grants may be made by the Board, Compensation and Human Capital Management Committee, Mr. MacFarlane or the Vice President of Human Resources at the regularly scheduled February Board meetings for the executive officers and select employees and at the regularly scheduled April Board meetings for non-employee Directors and other employees. Grants of equity awards to new hires or for purposes of recognition or retention who are not Executive Officers also may be made on a monthly basis, on the first day of the month or, if not a business day, the next succeeding business day. Any special grants made to the executive officers must be approved by the Compensation and Human Capital Management Committee and ratified by the Board of Directors at the next meeting. No grant of an equity award to a new hire may be made prior to the date of the new hire’s employment.
The Corporation will not purposefully accelerate or delay the public release of material information in consideration of a pending equity award in order to allow the grantee to benefit from a more favorable share price. The Corporation recognizes, however, that a release of information in close proximity to an equity award could create the appearance of an effort to time the grantee’s equity award to the grantee’s benefit, even if no such benefit was intended. Accordingly, equity awards are granted based on a predetermined schedule whenever possible.

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Compensation Discussion and Analysis	Table of Contents
Insider Trading Policy
We have adopted an Insider Trading Policy and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Policy is filed as Exhibit 19 to our 2025 Annual Report on Form 10-K. In addition, with regard to the Corporation’s trading in its own securities, it is the Corporation’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Deductibility of Executive Compensation
Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) imposes a $1,000,000 annual deduction limit on compensation payable to certain current and former executive officers. The Compensation and Human Capital Management Committee intends to pay competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our businesses in the best interests of Otter Tail Corporation and its shareholders. The Compensation and Human Capital Management Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of Otter Tail Corporation and its shareholders.
Compensation Policies and Risk
Otter Tail Corporation believes that its compensation policies and practices for its employees are such that they do not create risk that is reasonably likely to have a material adverse effect on Otter Tail Corporation. As described in this Proxy Statement, the Named Executive Officers of Otter Tail Corporation are paid two forms of incentive compensation. Annual incentives are measured against financial measures (corporate earnings per share, corporate ROE, platform net income, platform ROE), non-financial measures (workplace safety, People & Culture and Sustainability) and individual performance. These measures are transparent, subject to review, the Incentive Compensation Recovery Policy and the Supplemental Compensation Recovery Policy, and can be verified by audit. Otter Tail Corporation’s long-term incentives are based upon total shareholder return and three-year adjusted ROE and are transparent and subject to review, the Incentive Compensation Recovery Policy and the Supplemental Compensation Recovery Policy. Otter Tail Corporation believes there is little room for manipulation and a relatively low level of risk. To the extent that incentive compensation is used for other employees at Otter Tail Corporation, consistent practices are followed. Otter Tail Corporation’s employee compensation policies and practices, including those that apply to our executive officers, were reviewed and discussed first by the executive team, including its Vice President of Human Resources, and then by the Compensation and Human Capital Management Committee and the Board of Directors.
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Table of Contents	Table of Contents

Report of Compensation and Human Capital Management Committee
For calendar year 2025, the Compensation and Human Capital Management Committee was composed of the four independent Directors who have signed this report. The Compensation and Human Capital Management Committee reviewed and discussed with management the foregoing CD&A. Based upon that review and discussion with management and its independent review of the CD&A, the Compensation and Human Capital Management Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Thomas J. Webb, Chair
Jeanne H. Crain
Kathryn O. Johnson
Michael E. LeBeau
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Executive Compensation
The following tables and accompanying narrative disclosure and footnotes should be read in conjunction with the CD&A, which sets forth the objectives of Otter Tail Corporation’s executive compensation and benefit program.
SUMMARY COMPENSATION TABLE
The table below contains information about compensation for the last three fiscal years paid to the Named Executive Officers, who include individuals who served as Chief Executive Officer and Chief Financial Officer during 2025 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of 2025.

Name & Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Charles S. MacFarlane President and Chief Executive Officer	2025	867,578	130,137	3,149,276	1,471,194	376,689	797,814	6,792,688
	2024	838,240	146,692	3,022,997	1,473,907	183,899	722,579	6,388,314
	2023	806,000	141,050	2,605,539	1,403,783	151,969	715,385	5,823,726
Todd R.Wahlund[6] Vice President and Chief Financial Officer	2025	455,000	32,533	473,580	424,361	296,325	82,397	1,764,196
	2024	415,000	29,050	452,016	364,856	216,171	50,566	1,527,659
Timothy J. Rogelstad Sr. Vice President, Electric Platform; President, Otter Tail Power Company	2025	475,000	99,750	533,768	289,202	393,942	150,114	1,941,776
	2024	451,360	94,786	527,352	288,650	180,101	164,003	1,706,252
	2023	434,000	88,536	461,358	259,922	162,477	229,607	1,635,900
John S. Abbott Sr. Vice President, Manufacturing Platform; President, Varistar Corporation	2025	475,000	79,800	533,768	446,595	—	107,465	1,642,628
	2024	451,360	89,369	527,352	424,280	—	101,939	1,594,300
	2023	434,000	91,140	461,358	413,864	—	86,162	1,486,524
Jennifer O. Smestad Sr. Vice President, General Counsel and Corporate Secretary	2025	451,250	74,456	375,908	373,548	153,190	81,340	1,509,692
	2024	425,000	85,000	376,680	331,148	125,185	66,288	1,409,301
	2023	401,000	68,170	330,465	309,106	112,423	59,436	1,280,600
(1)In each year bonuses paid to each of the Named Executive Officers were based in part upon the achievement of individual goals established at the beginning of the year, and individual performance as determined by the Chief Executive Officer, subject to approval by the Compensation and Human Capital Management Committee and ratification by the independent members of the Board of Directors, for each Named Executive Officer except for the Chief Executive Officer, whose bonus was determined using the same criteria by the Compensation and Human Capital Management Committee, subject to ratification by the independent members of the Board of Directors.
(2)Amounts shown reflect the aggregate grant date fair value of awarded performance shares (at target) and restricted stock units as computed in accordance with FASB ASC Topic 718 and using the same assumptions as are described in Note 17 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for 2025. The value of a maximum payout of 2025 performance shares at the grant date would be $3,547,200 for Mr. MacFarlane; $532,080 for Mr. Wahlund; $598,590 for Mr. Rogelstad and Mr. Abbott; and $421,230 for Ms. Smestad.
(3)Non-Equity Incentive Plan Compensation represents awards earned for achieving individual, financial, safety, people & culture and sustainability performance goals under the Executive Annual Incentive Plan. See the CD&A for a more detailed description.
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(4)This column represents the change in pension value, which includes the Pension Plan and ESSRP, and was determined using the same assumptions as are described at Note 11 to the consolidated financial statements in the Annual Report on Form 10-K of Otter Tail Corporation for each of 2025, 2024 and 2023. Mr. Abbott is not eligible to participate in the Pension Plan. All defined contribution plans are excluded from the calculation.
(5)Amounts reflected in All Other Compensation for 2025 consist of (i) amounts contributed by Otter Tail Corporation under the Otter Tail Corporation 401(k) Retirement Savings Plan for 2025 as follows: Mr. MacFarlane, $10,500; Mr. Wahlund, $10,500; Mr. Rogelstad, $10,500; Mr. Abbott, $31,500; and Ms. Smestad, $10,500; (ii) the amount of Otter Tail Corporation’s contribution under the Employee Stock Ownership Plan for 2025 which was invested in common shares for the account of Mr. Rogelstad, $1,083; (iii) gift payments which were provided to all employees at year-end as follows: Mr. Wahlund, $674; Mr. Abbott, $1,287; Mr. Rogelstad, $919; and Ms. Smestad, $720; (iv) payments for costs associated with executive physicals for Mr. MacFarlane, $6,127; Mr. Wahlund, $4,838; Mr. Rogelstad, $1,570 and Mr. Abbott, $3,506; (v) amounts contributed to the ERPP as follows: Mr. MacFarlane, $770,979 with $557,352 being a contribution to offset benefits lost when the ESSRP was frozen; Mr. Wahlund, $66,385 with $8,489 being a contribution to offset benefits lost when the ESSRP was frozen; Mr. Rogelstad, $125,649, with $66,908 being a contribution to offset benefits lost when the ESSRP was frozen; Mr. Abbott, $71,172; and Ms. Smestad, $59,653; and (vi) payment for financial planning services for Mr. MacFarlane, $10,208, Mr. Rogelstad, $10,393, and Ms Smestad, $10,467.
(6)Mr. Wahlund was appointed Vice President, Chief Financial Officer effective January 1, 2024.
PAY VERSUS PERFORMANCE
This section should be read in conjunction with the CD&A, which includes additional discussion of the objectives of Otter Tail Corporation’s executive compensation and benefit program and how they are aligned with the company’s financial and operational performance.
Pay Versus Performance
Included in the table below is the annual compensation paid to our executives and our financial performance for each of the four previous fiscal years.

Year	Summary Compensation Table Total for Principal Executive Officer ($)[1]	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Other Named Executive Officers ($)[2]	Average Compensation Actually Paid to Other Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Return on Equity (%)[4]
					Total Shareholder Return ($)[3]	Peer Group Total Shareholder Return ($)[3]

2025	6,792,688	7,770,190	1,714,573	1,706,441	219.89	149.97	275,893,000	15.6
2024	6,388,314	4,773,083	1,559,378	1,252,395	193.56	133.54	301,662,000	19.3
2023	5,823,726	12,139,244	1,539,386	2,547,959	215.82	109.76	294,191,000	22.1
2022	5,059,578	3,652,983	1,335,242	1,144,432	145.77	119.38	284,184,000	25.6
2021	4,732,251	11,072,828	1,411,841	2,541,313	108.39	116.65	176,769,000	19.2
(1)This is the total compensation, as depicted in the Summary Compensation Table above, for CEO Mr. MacFarlane, our Principal Executive Officer.
(2)For the years 2021-2023, this is the average total compensation, as depicted in the Summary Compensation Table above, for the following executives, Mr. Kevin Moug, former Sr. Vice President and Chief Financial Officer; Mr. Rogelstad, Sr. Vice President, Electric Platform, President, Electric Platform; Mr. Abbott, Sr. Vice President, Manufacturing Platform, President, Varistar Corporation; and Ms. Smestad, Sr. Vice President, General Counsel and Corporate Secretary. Mr. Wahlund succeeded and replaced Mr. Moug as Chief Financial Officer effective January 1, 2024.
(3)Our TSR assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which TSR is depicted, and reinvestment of all dividends during such period. Peer group TSR is based on the weighted-average TSR of the 36 companies included in the EEI Index, excluding Otter Tail Corporation, weighted on the basis of market capitalization at the beginning of each period.
(4)Return on equity is equal to Otter Tail Corporation’s annual net income divided by the 13-month average of total outstanding common equity using the 13 months ending at the end of the fiscal year.
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To calculate “compensation actually paid” to the Chief Executive Officer and the average “compensation actually paid” to the other Named Executive Officers, the following amounts were deducted from and added to total compensation, as depicted in the Summary Compensation Table:

	Summary Compensation Total ($)	Deductions		Additions					Compensation Actually Paid ($)
Year		Amounts Reported in the Summary Compensation Table for Stock Awards ($)	Aggregate Change in Value of Accumulated Benefits Under Pension Plan and ESSRP ($)	Value of Service Cost Attributable to the Executive Under the Pension Plan and ESSRP ($)	Value of Stock Awards Granted During the Year, Outstanding and Unvested at Year-End ($)	Change in Value of Stock Awards Granted in Any Prior Year, Outstanding and Unvested at Year-End ($)	Value of Stock Awards Granted and Vested in the Same Year(1) ($)	Change in Value of Stock Awards Granted in Any Prior Year, Vested During the Year ($)

Principal Executive Officer
2025	6,792,688	(3,149,276)	(376,689)	53,688	3,364,966	844,131	—	240,682	7,770,190
2024	6,388,314	(3,022,997)	(183,899)	53,688	2,254,284	(1,276,532)	—	560,225	4,773,083
2023	5,823,726	(2,605,539)	(151,969)	51,487	4,610,328	4,080,423	—	330,788	12,139,244
2022	5,059,578	(2,130,247)	—	66,755	2,355,939	(1,215,248)	—	(483,794)	3,652,983
2021	4,732,251	(1,998,568)	—	66,495	4,694,822	3,588,362	—	(10,534)	11,072,828
Average for Other NEOs
2025	1,714,573	(479,256)	(210,864)	19,849	512,057	94,543	—	55,539	1,706,441
2024	1,559,378	(470,850)	(130,364)	19,849	375,169	(169,859)	—	69,072	1,252,395
2023	1,539,386	(462,025)	(88,908)	44,742	601,397	672,344	149,231	91,792	2,547,959
2022	1,335,242	(398,885)	—	80,489	441,970	(209,392)	—	(104,992)	1,144,432
2021	1,411,841	(405,726)	(156,415)	78,392	901,074	714,419	—	(2,272)	2,541,313
(1)Certain stock awards are subject to accelerated vesting at the time of an executive’s retirement. In the above table these awards are only depicted as vested if an executive retired during the year, even though an executive may have been retirement-eligible during the during the year of grant or any year depicted above.
The fair value of stock awards includes the value of both restricted stock unit awards and performance share awards. The measurement date fair value of restricted stock unit awards was determined based on the market price of the Company's common stock on the measurement date. The performance share awards include two separate components, i) a performance based component which is determined based on a ROE measure, and ii) a market based component which is determined based on a TSR measure. The measurement date fair value of the performance based component of the performance share awards was determined based upon the measurement date stock price and a discounted cash flow analysis to adjust for expected unearned dividends during the vesting period, taking into account the estimated number of shares to be granted relative to target and using a Monte Carlo fair value simulation model incorporating the assumptions outlined below.
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Grant Year	2019	2020		2021		2022		2023		2024		2025
Measurement Date	12/31/2020	12/31/2020	12/31/2021	12/31/2021	12/31/2022	12/31/2022	12/31/2023	12/31/2023	12/31/2024	12/31/2024	12/31/2025	12/31/2025

Risk-free interest rate	0.10%	0.13%	0.39%	0.73%	4.73%	4.41%	4.79%	4.23%	4.16%	4.25%	3.48%	3.47%
Expected term (in years)	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00	3.00
Expected volatility	58.00%	43.00%	21.00%	44.00%	32.00%	27.00%	35.10%	35.10%	36.20%	36.20%	27.60%	27.60%
Dividend yield	3.40%	3.40%	3.20%	3.20%	2.50%	2.50%	2.30%	2.30%	2.20%	2.20%	2.60%	2.80%

The measurement date assumptions outlined above are different from the assumptions utilized in determining the grant date fair value in some instances. The assumptions utilized in estimating the grant date fair value of the market based component of the performance share awards for awards granted in 2019 through 2025 are outlined below.

	2019	2020	2021	2022	2023	2024	2025

Risk-free interest rate	2.52%	1.42%	0.18%	1.52%	4.15%	4.16%	4.28%
Expected term (in years)	3.00	3.00	3.00	3.00	3.00	3.00	3.00
Expected volatility	21.00%	19.00%	32.00%	32.00%	34.00%	35.10%	30.30%
Dividend yield	3.00%	2.80%	3.60%	2.90%	2.50%	2.40%	2.50%
COMPENSATION ACTUALLY PAID VERSUS COMPANY PERFORMANCE
The graph below depicts the relationship between each of financial performance measures in the pay versus performance table above and compensation actually paid (“CAP”) to our CEO and, on average, to our other Named Executive Officers , for each of the five years ended December 31, 2025.

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PERFORMANCE MEASURES
The performance measures which we believe are most important and are used in determining compensation paid to each of our Named Executive Officers can vary by individual. Included in the table below are the most important performance measures used to link compensation actually paid to company performance, by executive officer, for the year ended December 31, 2025.

Named Executive Officer	Corporate Earnings Per Share[1]	Corporate Return on Equity[1]	Total Shareholder Return[2]	Electric Platform Return on Equity[1]	Electric Platform Net Income[1]	Manufacturing Platform Net Income[1]

Charles S. MacFarlane
Todd R. Wahlund
Timothy J. Rogelstad
John S. Abbott
Jennifer O. Smestad
(1)For a description of this performance measure, refer to the Elements of Executive Compensation section.
(2)For a description of this performance measure, refer to footnote (3) of the Pay Versus Performance Table.
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GRANTS OF PLAN-BASED AWARDS
The following table summarizes the 2025 grants of equity and non-equity awards to the Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: No. of Shares of Stock or Units (#)[4]	Grant-Date Fair Value of Stock Awards ($)[5]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Charles S. MacFarlane	01-Jan-25	433,789	867,578	1,735,156
	11-Feb-25				16,000	32,000	48,000		2,364,800
	11-Feb-25							9,900	784,476
Todd R. Wahlund	01-Jan-25	125,125	250,250	500,500
	11-Feb-25				2,400	4,800	7,200		354,720
	11-Feb-25							1,500	118,860
Timothy J. Rogelstad	01-Jan-25	142,500	285,000	570,000
	11-Feb-25				2,700	5,400	8,100		399,060
	11-Feb-25							1,700	134,708
John S. Abbott	01-Jan-25	142,500	285,000	570,000
	11-Feb-25				2,700	5,400	8,100		399,060
	11-Feb-25							1,700	134,708
Jennifer O. Smestad	01-Jan-25	124,094	248,188	496,375
	11-Feb-25				1,900	3,800	5,700		280,820
	11-Feb-25							1,200	95,088
(1)The grant date of all awards is the effective date established by the Compensation and Human Capital Management Committee and ratified by the independent members of the Board of Directors when approving such awards.
(2)Represents awards granted effective January 1, 2025 under the Executive Annual Incentive Plan and described in the CD&A. The amount actually earned in 2025 is reported in part under “Non-Equity Incentive Plan Compensation” and in part under “Bonus” in the Summary Compensation Table.
(3)Represents grants of performance shares that vest dependent upon the three-year total shareholder return as compared to the total shareholder returns for the companies comprising the EEI Index (50%) and upon Otter Tail Corporation’s meeting a three-year target on adjusted ROE (50%). Holders of performance shares do not have any of the rights of a shareholder unless and until they receive common shares. The awards of performance shares are more fully described in the CD&A.
(4)Represents restricted stock units that vest ratably on February 10, 2026, February 10, 2027, February 10, 2028 and February 10, 2029 provided the Named Executive Officer is employed by Otter Tail Corporation on those dates. The Named Executive Officers do not have voting rights in the restricted units and receive cash payments equal to the amount of cash dividends that would have been paid on the shares covered by restricted stock units, subject to forfeiture in certain circumstances. The awards of restricted stock units are more fully described in the CD&A.
(5)The amounts shown represent the grant-date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. Because the amounts indicated include the value ascribed to performance shares assuming target-level performance and are awarded only if Otter Tail Corporation meets certain performance goals as described in footnote (3) and the CD&A, the amount may not reflect the value actually provided to the Named Executive Officers. See the CD&A for a more detailed description.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the total outstanding equity awards as of December 31, 2025 for the Named Executive Officers.

		Stock Awards
Name	Year of Grant	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]

Charles S. MacFarlane	2025	9,900	800,019	48,000	3,878,880
	2024	5,925	478,799	36,300	2,933,403
	2023	5,000	404,050	47,700	3,854,637
	2022	2,175	175,762	—	—
Todd R. Wahlund	2025	1,500	121,215	7,200	581,832
	2024	900	72,729	5,400	436,374
	2023	600	48,486	—	—
	2022	460	37,173	—	—
Timothy J. Rogelstad	2025	1,700	137,377	8,100	654,561
	2024	1,050	84,851	6,300	509,103
	2023	900	72,729	8,400	678,804
	2022	400	32,324	—	—
John S. Abbott	2025	1,700	137,377	8,100	654,561
	2024	1,050	84,851	6,300	509,103
	2023	900	72,729	8,400	678,804
	2022	400	32,324	—	—
Jennifer O. Smestad	2025	1,200	96,972	5,700	460,617
	2024	750	60,608	4,500	363,645
	2023	650	52,527	6,000	484,860
	2022	144	11,637	—	—
(1)The awards for 2025, 2024, 2023, and 2022 are restricted stock units that vest ratably (25% per year) over a four-year period unless there is a qualifying event, including retirement, in which case they fully vest. Market value of restricted stock units equals the closing price of a common share at fiscal year-end, which was $80.81, multiplied by the number of units. Notwithstanding the foregoing, the awards for Mr. Wahlund in 2022 and 2023 were granted prior to his current role as Chief Financial Officer and are restricted stock units which cliff vest at 100% at the end of a four-year period.
(2)The unvested performance shares are reported at maximum for awards granted in 2025, 2024 and 2023. The actual number of shares paid, which may range from 0% to 150% of target, will be determined by the Compensation and Human Capital Management Committee after it determines whether the performance goals have been met. This typically occurs in February of each year. Market value of performance shares equals the closing price of a common share at fiscal year-end, which was $80.81, multiplied by the number of shares.
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STOCK VESTED IN LAST FISCAL YEAR
The following table provides information on stock vested during 2025 for the Named Executive Officers and the resulting value realized.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Charles S. MacFarlane	50,925	4,054,649
Todd R. Wahlund	900	69,471
Timothy J. Rogelstad	9,335	743,253
John S. Abbott	9,335	743,253
Jennifer O. Smestad	6,570	523,103
(1)The value realized on the vesting of stock awards is based on the fair market value of Otter Tail Corporation’s common shares at the time of vesting. The fair market value as used in this table is the average of the high and low price of Otter Tail Corporation’s common shares on the date of vesting.
PENSION BENEFITS
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan. Employees of Otter Tail Corporation and non-union employees of Otter Tail Power Company hired prior to September 1, 2006, and union employees of Otter Tail Power Company hired prior to November 1, 2013 (January 1, 2009 for Coyote Station employees) are eligible to participate in the Pension Plan.
•Benefits for Mr. MacFarlane, Mr. Wahlund and Ms. Smestad are determined by multiplying 37% of final average earnings (as defined in the Plan) by a fraction, the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. For these executive officers, final average earnings are determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement that produces the highest average salary. In addition, for each year of benefit accrued service earned in excess of 30 years, the executive’s benefit will increase by 1% up to a maximum of 110% of the benefit.
•For Mr. Rogelstad the benefit is determined by multiplying 38% of his final average earnings by a fraction, the numerator of which is the number of years of benefit accrual service up to 30 years and the denominator of which is 30. Final average earnings for Mr. Rogelstad is determined by using the 30 consecutive months out of the last 10 years prior to his retirement that produces the highest average salary.
•For all officers participating in the Pension Plan, a full pension benefit is paid if the executive officer retires after he or she reaches age 62. If the executive officer commences payment prior to age 62, the pension benefit reduces on a scale beginning at 5% at age 61 and ending at 39% at age 55, the earliest age at which the pension benefit may be received. Currently, Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad and Ms. Smestad are eligible for early retirement. The Pension Plan does not provide for a lump sum distribution.
Mr. Abbott is not eligible to participate in the Pension Plan.
Executive Survivor and Supplemental Retirement Plan
Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad participate in the ESSRP. Participation in the ESSRP is determined by the Compensation and Human Capital Management Committee. The Board amended and restated the ESSRP, freezing participation in and benefit accruals under the restoration benefit component of the ESSRP (as described below) as of December 31, 2019 for all participants. Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad will receive retirement benefits under the ESSRP equal to the greater of the supplemental target benefit or the restoration benefit, as described below:
(1)Supplemental target benefit: A benefit equal to 65% of the participant’s final average earnings (as defined in the ESSRP) offset by the participant’s social security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, provided the amount of this supplemental target benefit did not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary or for such longer period of time as the
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participant lives. Final average earnings for Mr. MacFarlane and Mr. Wahlund is defined as highest consecutive 42-month average of base salary and incentive bonus paid during the 10 years prior to the supplemental target benefit freeze as of December 31, 2010. Final average earnings for Mr. Rogelstad is defined as the average of the total cash payments (base pay and bonus) paid to the participant during the highest consecutive 30 months in the 10 years prior to the supplemental target benefit freeze as of December 31, 2010.
(2)Restoration benefit: The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit Pension Plan, modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits, and offset by the participant’s benefit from the tax-qualified defined Pension Plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit Pension Plan benefit. Participants’ restoration benefits were determined as of December 31, 2019 and will not increase after December 31, 2019.
Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad are all vested in their benefits under the ESSRP. As a result of the benefit freeze, the final average earnings as of December 31, 2019 was determined to be $1,366,621 for Mr. MacFarlane, $323,059 for Mr. Wahlund and $589,102 for Mr. Rogelstad. The ESSRP does not provide for a lump sum distribution.
If a Named Executive Officer under the ESSRP dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the ESSRP dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the participant’s beneficiary a lesser amount, depending upon the executive officer’s age at death and his or her vested percentage.
If a Named Executive Officer retires prior to age 62 or terminates employment prior to retirement with a vested benefit in the ESSRP, the Named Executive Officer will receive a reduced benefit amount. If a participant dies while still employed, his or her beneficiary will receive the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a change in control (as defined in the ESSRP), or in the event of the death of the executive officer while actively employed by Otter Tail Corporation, the executive officer becomes 100% vested in his or her accrued benefit. The Board of Directors has the right to amend, suspend or terminate the ESSRP, but no such action can reduce the benefits already accrued.
Executive Restoration Plus Plan
Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad participate in the ERPP, which is a non-qualified defined contribution plan. The ERPP permits a participant to defer up to 50% of salary in 1% increments and up to 100% of annual cash incentive compensation in 1% increments. In addition, subject to its annual discretion, Otter Tail Corporation will contribute a sum equal to 6.5% of the annual compensation for the plan year in excess of Internal Revenue Code Section 401(a)(17) compensation limit in effect for that plan year plus 3% of annual compensation to the deferral and retirement accounts for Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad and Mr. Abbott and Ms. Smestad, provided they are each employed on the last day of the plan year. Contributions made for Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad under the ERPP are included in the Non-Qualified Deferred Compensation Table and in the Summary Compensation Table.
The Plan provides that each participant makes his or her own investment decisions on the amounts deferred and, on the amounts, contributed by Otter Tail Corporation and is solely at risk for investment returns. A participant’s elected deferred sub-account will be fully vested at all times. A participant’s employer contributions sub-account will be vested to the same extent he or she is vested in any employer contributions under the 401(k) Retirement Savings Plan provided, however, that a participant will become fully vested in their employer contribution sub-account upon death, becoming disabled, or a change in control, provided the date on which the participant becomes fully vested in the employer contributions as a result of any of those events occurs while the participant is actively employed by or associated with Otter Tail Corporation.
The ERPP allows for full vesting of employer contributions if retiring at or after the earlier of age 62 or the qualifying age for normal or early retirement under any retirement plan of the Corporation that is applicable to the participant. The Plan also allows Otter Tail Corporation to make restorative or other discretionary contributions on behalf of participants.
To offset the retirement compensation lost as a result of freezing the ESSRP benefit accrual for Mr. MacFarlane, Mr. Wahlund and Mr. Rogelstad, which is discussed above, the Corporation has made and will continue to make a special employer contribution to each of Mr. MacFarlane’s, Mr. Wahlund’s and Mr. Rogelstad’s ERPP accounts beginning in 2021. Mr. MacFarlane is credited with 22.4% of his prior year’s base salary and annual incentive, Mr. Wahlund is credited with 1% of his prior year’s base salary and annual incentive and Mr. Rogelstad is credited with 7.8% of his prior year’s base salary and annual incentive. This is in addition to the normal contributions provided by the ERPP. This special employer contribution will continue until the executive retires, or reaches age 62, whichever comes first.
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If a participant separates from service or becomes disabled, the vested portion of the participant’s account will be paid in a lump sum. If a participant dies while still employed, the participant’s vested account will be paid to the participant’s beneficiary in a lump sum payment. The Board of Directors has the right to amend, suspend or terminate the ERPP, but no such action can reduce the benefits already accrued.
Pension Benefits
The following table summarizes the number of years of credited service and present accumulated value of the pension benefits for Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad and Ms. Smestad under the Otter Tail Corporation Pension Plan and ESSRP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)

Charles S. MacFarlane	Pension Plan	24.08	1,570,509	—
	ESSRP	18.08	4,887,718	—
Todd R. Wahlund	Pension Plan	33.00	1,499,859	—
	ESSRP	27.03	435,051	—
Timothy J. Rogelstad	Pension Plan	36.50	1,890,661	—
	ESSRP	30.50	2,021,054	—
Jennifer O. Smestad	Pension Plan	24.00	1,146,460	—
	ESSRP	—	—	—
(1)The present value of the accumulated benefit for the Pension Plan and ESSRP is calculated in accordance with FASB ASC Topic 715. See Note 11 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Otter Tail Corporation for the policy and assumptions made in the valuation of this accumulated benefit.

NON-QUALIFIED DEFERRED COMPENSATION
The following table presents information on non-qualified deferred compensation for the Named Executive Officers.
Non-Qualified Deferred Compensation1

Name	Executive Contributions in Last FY ($)[2]	Registrant Contributions in Last FY ($)[3]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Charles S. MacFarlane	1,799,410	770,979	1,492,433	—	13,030,174
Todd R. Wahlund	—	66,385	20,997	—	139,388
Timothy J. Rogelstad	33,206	125,649	180,864	—	1,396,726
John S. Abbott	—	71,172	283,093	—	2,374,980
Jennifer O. Smestad	100,980	59,653	166,758	—	1,150,883
(1)The terms of the deferred compensation plans are described in the CD&A.
(2)The amounts reported in the Executive Contributions column are also reported as compensation to the Named Executive Officers in the Summary Compensation Table while the amounts in the Aggregate Earnings column are not.
(3)The amounts reported in this column were contributed into the ERPP, whose terms are described in the Pension, ESSRP and ERPP Plans sections. The amounts reported in this column are also reported in the Summary Compensation Table.
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Executive Compensation	Table of Contents
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Payments and benefits received by the Named Executive Officers upon termination is governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of 2025. The actual amounts to be paid out can only be determined at the time of the Named Executive Officer’s actual departure from the Corporation.
Employees, including the Named Executive Officers, are entitled to payments and benefits that were earned prior to their termination, and as a result, these payments and benefits are not included in the tables below. These payments and benefits include prorated bonus, accrued PTO pay, contributions to and earnings in the Deferred Compensation Plan, Pension Plan, and ERPP contributions and earnings, and vested benefits in the Pension Plan and ESSRP.
Potential Termination Payments Upon a Change in Control
Otter Tail Corporation has entered into change-in-control severance agreements (the “Severance Agreements”) with the Named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the Named Executive Officer’s employment without Cause, or the Named Executive Officer terminates his or her employment for Good Reason. Such payments and benefits include: (i) severance pay equal to two times the sum of the Named Executive Officer’s salary (at the highest annual rate in effect during the two years prior to the termination) and average annual incentive compensation (for the two years prior to the termination); (ii) two years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; and (iv) the termination of any non-competition arrangement between Otter Tail Corporation and the Named Executive Officer. Severance and benefits will be paid by the Corporation or its successor in a lump sum not later than one day prior to the effective date of the termination. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a material change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election that results in Continuing Directors (as defined in the Severance Agreements) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a Change in Control.
In 2023, the Compensation and Human Capital Management Committee adopted an amended form of severance agreement (the “Amended Severance Agreement”) which conforms to the definition of “Change in Control” as defined in the 2023 Stock Incentive Plan. The amended definition of “Change in Control” includes acquisition by a person or group of 25% of the outstanding voting stock of the Corporation, “Continuing Directors” (as defined in the severance agreement) ceasing to constitute a majority of the Corporation’s Board under certain circumstances, and the consummation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale of all or substantially all of its assets, other than as approved by at least three quarters of the Continuing Directors. In addition, the Amended Severance Agreement has a twenty-four (24) month limit on the severance-qualifying termination period after a Change in Control. The Amended Severance Agreement will be used prospectively for any new executive officer deemed appropriate by the Compensation and Human Capital Management Committee of the Board. This description is qualified by the Severance Agreements and Amended Severance Agreement attached as exhibits to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Stock awards are subject to double trigger vesting. Performance shares vest at target, and outstanding restricted stock units immediately vest.
Potential Termination Payments Upon Involuntary Termination Without Cause or Voluntary Resignation for Good Reason
Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad are participants in the Executive Severance Plan, which provides for severance payments in connection with involuntary termination without Cause (other than for death or disability) or (ii) voluntary resignation for Good Reason. The Executive Severance Plan provides Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad with a severance payment under similar circumstances equal to 1.5 times the sum of base pay plus the target annual cash incentive payment, and, for Mr. MacFarlane, 2.0 times the sum of base pay plus the target annual cash incentive payment. Severance payments under the Executive Severance Plan will be paid by the Corporation or its successor, in a lump sum not later than one day prior to the effective date of the termination. In return, each of Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, Mr. Abbott and Ms. Smestad, as a terminated executive officer, must release all claims relating to employment and termination and comply with certain additional covenants, including non-disparagement, non-compete, non-solicitation of employees and vendors and the assignment of intellectual property. For purposes of the Executive Severance Plan, “Cause” and “Good Reason” are defined consistently with those definitions under the Severance Agreements. In the instance of an involuntary termination without Cause or resignation for Good Reason, a pro rata portion of performance shares
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Table of Contents	Executive Compensation
continue vesting based on performance against the respective performance goals as of the termination date, and outstanding restricted stock units are immediately forfeited.
Potential Stock Award Acceleration upon Retirement
In the event of retirement (voluntary resignation at the earlier of (i) age 62 for Mr. Abbott or (ii) qualifying for normal or early retirement under other retirement plans, which is age 55 for Mr. MacFarlane, Mr. Wahlund, Mr. Rogelstad, and Ms. Smestad), then outstanding restricted stock units shall become immediately vested. If they retire on or before June 30 of the calendar year that includes the grant date of an award, the number of remaining unvested restricted stock units subject to that award that becomes vested shall be prorated by multiplying the remaining unvested restricted stock units then outstanding by a fraction, the numerator of which shall be the number of full months during the vesting schedule the executive was employed, and the denominator of which shall be twelve (12). If the Named Executive Officer retires after June 30 of the calendar year that includes the grant date of an award, all of the unvested restricted stock units subject to that award then outstanding shall become immediately vested without proration.
Performance awards continue to vest in the event of retirement. Each Named Executive Officer shall be entitled to receive payment of outstanding performance awards as if they had remained employed for the duration of the performance period. They shall be entitled to receive payment of the performance award, if any, that becomes payable following the end of the Performance Period, prorated as follows. If they retire on or before June 30 of the calendar year that includes the grant date, the performance award shall be prorated by multiplying the performance award by a fraction, the numerator of which shall be the number of full calendar months during the performance period they were so employed, and the denominator of which shall be twelve (12). If they retire after June 30 of the calendar year that includes the grant date, any performance award that becomes payable shall not be prorated.
The following table presents information regarding potential payments pursuant to the agreements described above and the 2014 and 2023 Stock Incentive Plans for each of the Named Executive Officers named below assuming the event took place on the last business day of the fiscal year, December 31, 2025.

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Executive Compensation	Table of Contents
Summary of Termination Payments1

	No Change in Control				Change in Control
Name[2]	For Cause(7) ($)	Retirement ($)	Death/Disability ($)	Without Cause(7) ($)	($)

Charles S. MacFarlane²	—	8,670,913	6,400,152	7,151,477	11,404,693
Todd R. Wahlund³	—	1,297,809	958,407	1,609,646	2,775,528
Timothy J. Rogelstad[4]	—	1,490,945	1,103,057	1,779,531	2,881,767
John S. Abbott[5]	—	1,490,945	1,103,057	1,779,531	3,131,409
Jennifer O. Smestad[6]	—	1,056,591	781,837	1,503,012	2,603,214
(1)For purposes of these calculations, the price per share is $80.81, the closing price of Otter Tail Corporation’s common shares on December 31, 2025.
(2)For Mr. MacFarlane, Retirement consists of restricted stock units vesting in the amount of $1,858,630 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $6,812,283; Death/Disability consists of performance shares vesting at target in the amount of $4,541,522 and restricted stock units vesting in the amount of $1,858,630; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,822,535; and severance in the amount of $3,470,312; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $4,541,522, severance in the amount of $4,963,085, restricted stock units vesting in the amount of $1,858,630, and a health benefit in the amount of $41,456.
(3)For Mr. Wahlund, Retirement consists of restricted stock units vesting in the amount of $279,603 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,018,206. Death/Disability consists of performance shares vesting at target in the amount of $678,804 and restricted stock units vesting in the amount of $279,603; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $272,168; and severance in the amount of $1,057,875; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $678,804, severance in the amount of $1,760,799, restricted stock units vesting in the amount of $279,603, and a health benefit in the amount of $56,322.
(4)For Mr. Rogelstad, Retirement consists of restricted stock units vesting in the amount of $327,281 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,163,664; Death/Disability consists of performance shares vesting at target in the amount of $775,776 and restricted stock units vesting in the amount of $327,281; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $312,250, and severance in the amount of $1,140,000; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $775,776, severance in the amount of $1,722,388, restricted stock units vesting in the amount of $327,281, and a health benefit in the amount of $56,322.
(5)For Mr. Abbott, Retirement consists of restricted stock units vesting in the amount of $327,281 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $1,163,664; Death/Disability consists of performance shares vesting at target in the amount of $775,776 and restricted stock units vesting in the amount of $327,281; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $312,250, and severance in the amount of $1,140,000; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $775,776, severance in the amount of $1,990,044, and a health benefit in the amount of $38,308.
(6)For Ms. Smestad, Retirement consists of restricted stock units vesting in the amount of $232,329 and performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $824,262; Death/Disability consists of performance shares vesting at target in the amount of $549,508 and restricted stock units vesting in the amount of $232,329; Without Cause consists of pro rata portion of performance shares continue vesting based on performance against the respective performance goals as of the termination date (assuming 150% of target), in the amount of $221,527, and severance in the amount of $1,049,156; Change in Control is subject to double trigger vesting and consists of performance shares vesting at target in the amount of $549,508, severance in the amount of $1,766,652, restricted stock units vesting in the amount of $232,329 and a health benefit in the amount of $54,725.
(7)To the extent that the executive officer is retirement-eligible, they may seek to retire in lieu of being terminated for cause or without cause. In such circumstances, the amount reflected in the “Retirement” column of this table would be applicable.
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Pay Ratio Disclosure
Otter Tail Corporation provides fair and equitable compensation to its employees through a combination of competitive base pay, incentives, retirement plans and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. MacFarlane (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. MacFarlane, our President and Chief Executive Officer, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For 2025, our last completed fiscal year:
•the median of the annual total compensation of all employees of Otter Tail Corporation (other than our Chief Executive Officer) was $84,375; and
•the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,792,688.
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 81 to 1.
In order to identify the median employee upon which to base the pay ratio calculation, we:
•determined that, as of December 31, 2025, our employee population consisted of approximately 2,307 individuals, all located in the United States. This population consists of our full-time, part-time, temporary and seasonal employees.
•next compared the annual salary of our employees as reflected in our payroll records for December 2025, which was our measurement period.
We selected the determination date and measurement period used in the calculation because they were recent periods for which employee census and compensation information are readily available. We selected W-2 wages as our compensation measure because it was readily available in our existing payroll systems, it was consistently calculated for each employee, and because it was a reasonable proxy for total compensation for purposes of determining the median employee.
We calculated such employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $84,375. The median employee’s annual total compensation includes salary and overtime pay, as well as incentive payments, retirement plan benefits, and company matching contributions to the 401(k) Retirement Savings Plan.
With respect to the Chief Executive Officer, we used the amount reported as total compensation in the Summary Compensation Table included in this Proxy Statement. Any estimates and assumptions used to calculate total annual compensation are described in footnotes to the Summary Compensation Table.
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Proposal 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, Otter Tail Corporation is providing its shareholders with a non-binding advisory vote on the compensation of the Named Executive Officers as described in the CD & A and the accompanying tables contained in this Proxy Statement. Otter Tail Corporation asks that you support the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board of Directors or Otter Tail Corporation. However, the Board of Directors will review the results of your voting and take those results into consideration when making future decisions regarding executive compensation. Otter Tail Corporation holds the vote annually.
As has been described in this Proxy Statement, executive compensation at Otter Tail Corporation is heavily weighted towards pay for performance and focused on driving strong financial performance. Both annual and long-term incentives have significant performance components attached to them. The Compensation and Human Capital Management Committee has established targets that permit payment of annual and long-term incentives only to the extent that Otter Tail Corporation’s financial and safety, People & Culture and Sustainability metrics are met or exceeded. Long-term incentives are tied to Otter Tail Corporation stock performing well in the market and on strong returns on equity. Historically, in years when Otter Tail Corporation has not met its targets, the Named Executive Officers have not received annual incentives, or the amount of those incentives has been significantly reduced. Similarly, when Otter Tail Corporation’s stock has not performed well, long-term incentives have not been paid or have been reduced.
Otter Tail Corporation believes it has designed compensation programs that are appropriate to attract and retain talented and dedicated key executives who are focused on Otter Tail Corporation’s performance. Otter Tail Corporation also believes that the information provided above and in this Proxy Statement demonstrates that its executive compensation programs are appropriate to ensure that the interests of the Named Executive Officers are aligned with the long-term interests of Otter Tail Corporation’s shareholders. Accordingly, Otter Tail Corporation is asking its shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, That the shareholders approve, on an advisory basis, the compensation of Otter Tail Corporation’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section of the Proxy Statement for the 2026 Annual Meeting of Shareholders, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in such Proxy Statement.”

BOARD VOTE
The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of Otter Tail Corporation’s Named Executive Officers. Adoption of this resolution will require the affirmative vote of the majority of the common shares present in person or by proxy and entitled to vote at the Annual Meeting.

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Report of Audit Committee
The Audit Committee of Otter Tail Corporation’s Board of Directors for the calendar year 2025 was composed of four independent Directors (as defined by the Nasdaq Listing Standards) and operates under a written charter adopted by the Board of Directors. The Audit Committee retains and supervises Otter Tail Corporation’s independent registered public accounting firm, currently Deloitte & Touche, LLP.
Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Otter Tail Corporation’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Otter Tail Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the audited consolidated financial statements and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Steven L. Fritze, Chair
Jeanne H. Crain
Mary E. Ludford
Thomas J. Webb

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Proposal 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting of Shareholders, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche, LLP as the independent registered public accounting firm to audit the consolidated financial statements of Otter Tail Corporation for 2026. This firm has no direct or indirect financial interest in Otter Tail Corporation.
The Audit Committee has appointed Deloitte & Touche, LLP as our independent registered public accounting firm for 2026. Shareholder ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche, LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm, but it retains sole responsibility for appointing and terminating the independent registered public accounting firm.
A partner of the independent registered public accounting firm of Deloitte & Touche, LLP will be present at the Annual Meeting to answer questions and to make a statement if they desire to do so. An affirmative vote of a majority of the common shares present and entitled to vote with respect to the ratification of the independent registered public accounting firm is required for ratification. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for 2026.
FEES
Aggregate fees that Deloitte & Touche, LLP and their respective affiliates billed to Otter Tail Corporation for 2025 and 2024 are as follows:

BOARD VOTE
Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche, LLP as the independent registered public accounting firm for 2026.

	2025 ($)	2024 ($)

Total Audit Fees[1]	$1,630,500	$1,650,500
Audit-Related Fees	—	—
Tax Fees[2]	3,514	22,236
Other Fees[3]	1,895	1,895
Total	$1,635,909	$1,674,631

(1)Fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, reviews of interim consolidated financial statements, and for 2024, consents for registration statements and comfort letters for securities offerings.
(2)Fees for 2025 and 2024 include tax compliance and planning and advisory services.
(3)Fees for 2025 and 2024 include the use of Deloitte’s accounting research software.

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PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES POLICY
Otter Tail Corporation’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. The independent registered public accounting firm has reviewed this policy and believes that implementation of the policy will not adversely affect the firm’s independence.
Four categories of services have been defined by Otter Tail Corporation within the policy to provide a consistent framework for assessment, decision making, approval and reporting. The following is a summary of the key provisions of the policy.
Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The independent registered public accounting firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the August Audit Committee meeting.
Audit-related services are specified services that are related extensions of audit services and are logically performed by the independent registered public accounting firm. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.
Tax services are specified services related to tax matters. Using the independent registered public accounting firm for these matters creates efficiencies, minimizes disruption and preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
Other services include (a) “synergistic” services for which utilizing the independent registered public accounting firm creates efficiencies, minimizes disruption and preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the independent registered public accounting firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s rule on auditor independence. These services are not to be performed by the independent registered public accounting firm.
The Audit Committee has delegated the administration of the pre-approval policy to the Chief Financial Officer to engage for audit-related services, tax services and other services, as defined, up to an aggregate of $50,000 per quarter.
During 2025 and 2024, all of the services provided by Deloitte & Touche, LLP and their respective affiliates for the services described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved in accordance with the Pre-Approval Policy.
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Proposal 4
AMENDMENT AND RESTATEMENT OF THE BYLAWS TO INCLUDE AN EXCLUSIVE FORUM PROVISION

Description of the Amendment
Otter Tail Corporation is incorporated in the State of Minnesota. Subject to shareholder approval, the Board has adopted an amendment and restatement of our Bylaws providing that the state courts in Minnesota or the federal district court of the District of Minnesota shall be the sole and exclusive forum for (i) any claim that is based upon a violation of a duty under the laws of the State of Minnesota by a current or former director, officer or shareholder in such capacity; (ii) any derivative action or proceeding brought on behalf of the Corporation; (iii) any action asserting a claim arising under the Minnesota Business Corporation Act, the Articles of Incorporation or the Bylaws; or (iv) any other action asserting internal corporate claims, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein. This amendment and restatement would be binding unless the Corporation consents in writing to the selection of an alternative forum.
After careful consideration, our Board has determined that an amendment and restatement of our Bylaws designating the exclusive forum in which internal corporate claims may be brought is appropriate and in the best interests of the Corporation and our shareholders. The full text of the proposed amendment and restatement of the Bylaws is set forth in Appendix A, with the exclusive forum provision in Article IX.
Purposes of the Amendment
Consolidating internal corporate claims in Minnesota courts avoids waste of corporate assets.
Public companies are the frequent target of shareholder derivative litigation brought in multiple jurisdictions with respect to similar, if not identical, corporate claims. For example, the Board recently received a demand to bring derivative claims against certain current and former officers and directors of the Corporation in connection with matters pending in civil antitrust cases, and it may receive additional claims or demands based on the same set of circumstances. An exclusive forum provision would minimize the risk of duplicative litigation across multiple jurisdictions on such claims, and the resulting waste of corporate assets and diversion of management time and resources.
Minnesota courts are best suited to adjudicate internal corporate claims.
The laws applicable to an internal corporate claim potentially include the Minnesota Business Corporation Act and related case law. By requiring that these claims be brought in Minnesota, a forum selection provision ensures that courts situated in Minnesota will resolve any issues involving Minnesota corporate law and avoids the risk that it will be misapplied by a court in another jurisdiction or that courts in multiple jurisdictions will reach different conclusions. As such, we expect the proposed exclusive forum provision will minimize the time, cost and uncertainty of litigation for the benefit of the Corporation and its shareholders.

BOARD VOTE The Board of Directors recommends a vote FOR the amendment and restatement of the Bylaws to include an exclusive forum provision.

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Section 302A.191 of the Minnesota statutes expressly permits Minnesota companies to adopt forum selection provisions designating courts in Minnesota as the exclusive forum for internal corporate claims. While exclusive forum provisions are generally enforceable, there can be no assurance that courts in other states would enforce our particular provision.
The exclusive forum provision is limited in scope and does not put plaintiffs at an unfair disadvantage.
The exclusive forum provision is narrowly drafted to apply only to disputes involving “internal corporate claims,” as defined by Section 302A.191 of the Minnesota statutes. As a result, the provision is limited to those claims that Minnesota courts will have a comparative advantage in adjudicating and not a broader class of claims that would unreasonably restrict plaintiffs’ choice of forum. The Board has considered that the exclusive forum provision may, in some instances, impose additional litigation costs or limit the choice of forum for plaintiffs pursuing internal corporate claims, including claims that may be brought by our shareholders as plaintiffs; however, the amendment neither contravenes public policy nor puts plaintiffs at an unfair disadvantage, for example by effectively depriving them of their day in court. The Board ultimately believes that the benefits of the exclusive forum provision to the Corporation and our shareholders far outweigh these potential drawbacks. Without the exclusive forum provision, the Corporation will remain exposed to waste of corporate assets arising from litigation of internal corporate claims across multiple jurisdictions, including extraneous legal fees and a diversion of management’s attention away from the operation of the business.
Approval of the Amendment
The proposed amendment and restatement of our Bylaws does not require shareholder approval; however, we believe that it is in the best interests of the Corporation and our shareholders to seek this approval. We are seeking approval from the holders of a majority (more than 50%) in voting power of the common shares, which are present or represented by proxy and entitled to vote, on Proposal 4. Any abstentions will have the same effect as a vote against the proposal.

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Policy and Procedures Regarding Transactions With Related Persons
The Board of Directors of Otter Tail Corporation has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving, or ratifying transactions with “Related Persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “Related Person” includes any of the Directors, nominee for Director, or executive officers of Otter Tail Corporation, certain shareholders and any immediate family member of any of the foregoing persons. The policy applies to transactions in which Otter Tail Corporation is a participant and a Related Person will have a direct or indirect material interest and the amount involved exceeds $120,000. Under the policy, Otter Tail Corporation management is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to Otter Tail Corporation than could be obtained in a comparable arm’s length transaction with an unrelated third party. A copy of the Policy and Procedures Regarding Transactions with Related Persons can be found at www.ottertail.com. For 2025, the Corporation is unaware of any related party covered transactions to be reported.
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Table of Contents	Table of Contents

Shareholder Proposals
For 2027 Annual Meeting
Any holder of common shares of Otter Tail Corporation who intends to present a proposal that may properly be acted upon at the 2027 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at 215 S Cascade St, Fergus Falls, MN 56537, on or before November 2, 2026 for inclusion in Otter Tail Corporation’s Proxy Statement and form of proxy relating to that meeting.
If a holder of common shares wishes to present a proposal at the 2027 Annual Meeting of Shareholders, but does not wish to include it in the Proxy Statement relating to that meeting or wishes to nominate a candidate for Director, the holder must submit notice of the proposal or nomination in accordance with the procedures provided in the Otter Tail Corporation Bylaws to Otter Tail Corporation’s executive offices on or before January 13, 2027 in order for the proposal to be considered timely.
In addition, notice of a nomination must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.
Otter Tail Corporation | 69 | 2026 Proxy Statement

Other Business
As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the Annual Meeting in addition to the items described above. If any other matters properly come before the Annual Meeting, the proxies will vote thereon at their discretion.
A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, is available without charge to shareholders. Address written requests to:

Corporate Secretary
Otter Tail Corporation
215 S Cascade St
Fergus Falls, MN 56538-0496

Otter Tail Corporation | 70 | 2026 Proxy Statement

APPENDIX A
RESTATED BYLAWS OF OTTER TAIL CORPORATION (restated as of July 9, 2025)

ARTICLE I.
OFFICES, CORPORATE SEAL

Section 1.01. Offices. The registered office of the corporation in Minnesota and the principal executive office shall be at 215 South Cascade Street, Fergus Falls, Minnesota 56537. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

Section 1.02. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word “Minnesota” and the words “Corporate Seal.”

ARTICLE II.
MEETINGS OF SHAREHOLDERS

Section 2.01. Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the Board of Directors, except that any meeting called by or at the demand of a shareholder shall be held in the county in which the principal executive office of the corporation is located. Subject to the Minnesota Business Corporation Act, the Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by a shareholder by remote communication constitutes presence at the meeting in person, or if all the other requirements of Minnesota Statutes Section 302A.449 are met, by proxy.

Section 2.02. Regular Meetings. A regular meeting of the shareholders shall be held on an annual basis at 10:00 o’clock AM. on the second Monday of April in each year, or if that day shall fall on a holiday, then on the next succeeding business day, or on such other date and at such time as the Board of Directors shall by resolution establish. At the regular annual meeting the shareholders shall elect qualified successors for directors whose terms have expired or are due to expire at the time of the meeting and shall transact such other business as may properly come before them.

Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose or purposes and may be called by the Board of Directors, the chief executive officer or any other person specifically authorized under the Minnesota Business Corporation Act to call special meetings. Whenever voting power for the election of directors is vested in the holders of the Cumulative Preferred Shares or the Cumulative Preference Shares, the proper officers of the corporation shall, within twenty (20) days after written request therefor, signed by the holders of not less than five (5%) percent of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the Cumulative Preferred Shares or the Cumulative Preference Shares, as the case may be, of all series then outstanding, call a special meeting of shareholders for the purpose of electing directors. The date of such special meeting shall be not more than forty (40) days from the date of giving notice thereof. Whenever the holders of Cumulative Preferred Shares or the Cumulative Preference Shares shall be divested of voting powers with respect to the election of directors, the proper officers of the corporation shall within twenty (20) days after written request therefor, signed by the holders of not less than five (5%) percent of Common Shares outstanding, call a special meeting of the holders of Common Shares for the purpose of electing directors. The date of such special meeting shall be not more than forty (40) days from the date of giving notice thereof

Section 2.04. Quorum; Adjourned Meetings. The holders of a majority of the Common Shares issued and outstanding, present in person or represented by proxy, shall be requisite to and constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. However, holders of a majority of the Common Shares who are present in person or by proxy shall have power to adjourn such meeting from time to time without notice other than announcement at the meeting.

At any meeting at which the holders of Cumulative Preferred Shares or Cumulative Preference Shares are entitled to vote for the election of directors, the holders of a majority of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the then outstanding Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, of all series present in person or by proxy, shall be requisite to and shall constitute a quorum for the election by them of the directors whom they are entitled to elect. However, the holders of a majority of the aggregate voting power (determined as provided in the Articles of Incorporation) vested in the Cumulative Preferred Shares or Cumulative Preference Shares, as the
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case may be, of all series who are present in person or by proxy, shall have power to adjourn such meeting for the election of directors by the holders of such Shares from time to time, without notice other than announcement at the meeting.

Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder shall have such voting rights as are fixed by the Articles of Incorporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote the shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot.

Section 2.06. Closing of Books. The Board of Directors may fix a date not more than 60 days preceding the date of any meeting of shareholders, as the date (the “record date”) for the determination of the shareholders entitled to notice of, and to vote at, such meeting. When a record date is so fixed, only shareholders as of that date are entitled to notice of and permitted to vote at that meeting of shareholders.

Section 2.07. Notice of Meetings. Notice of each regular meeting of shareholders, stating the date, time and place of the meeting, shall be given by mail to all shareholders entitled to vote thereat, not less than fifteen (15) days prior to said meeting. When voting power for the election of directors shall be vested in the holders of Cumulative Preferred Shares or Cumulative Preference Shares, such notice shall describe with particularity the voting rights of the holders of each series of such shares.
Notice of a special meeting of shareholders, stating the purpose of the meeting, shall be given by mail to all shareholders entitled to vote thereat, not less than one (1) week prior to said meeting. However, in the case of a special meeting of shareholders for the election of directors held when voting power for the election of directors shall be vested in the holders of Cumulative Preferred Shares or Cumulative Preference Shares, notice thereof shall be given by mail to all holders of Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, not less than fifteen (15) days prior to said meeting, and such notice shall describe with particularity the voting rights of the holders of each series of such shares.

Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. Attendance by a shareholder at any meeting of shareholders is a waiver of notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened or the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of the item at that meeting.

Section 2.09. Nomination of Directors. Only persons nominated in accordance with the following procedures shall be eligible for election by shareholders as directors. Nominations of persons for election as directors at a meeting of shareholders called for the purpose of electing directors may be made (a) by or at the direction of the Board of Directors or (b) by any shareholder in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 90 days before the date that is one year after the prior year’s regular meeting. Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the corporation if so elected. If the officer of the corporation presiding at a regular meeting of the shareholders determines that a director nomination was not made in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded for all purposes.

Section 2.10. Shareholder Proposals. To be properly brought before a regular meeting of shareholders, business must be (a) specified in the notice of the meeting; (b) directed to be brought before the meeting by the Board of Directors; or (c) proposed at the meeting by a shareholder who (i) was a shareholder of record at the time of giving of notice provided for in these Bylaws; (ii) is entitled to vote at the meeting; and (iii) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 90 days before the date that is one year after the prior year’s regular meeting. Such notice shall set forth: (a) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made; (b) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made; (c) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business; and (d) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The Chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure. Notwithstanding anything in these Bylaws to the contrary, no business shall be considered properly brought before a regular meeting by a shareholder unless it is brought in accordance with the procedures set forth in this Section 2.10.

ARTICLE III.
DIRECTORS
Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number; Qualification; Term of Office; Manner of Election. Except at such times as the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares shall have voting rights for the election of directors:

(i)The Board of Directors shall consist of such number of persons, not less than seven (7) nor more than eleven (11), as may be determined by the shareholders from time to time at annual meetings thereof (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law).

(ii)The term of office of each director other than directors elected to fill vacancies shall be for the period ending at the third annual meeting following his election and until his successor is elected and qualified.

(iii)Vacancies in the Board of Directors occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term of the director with respect to whom the vacancy occurred by a majority of the remaining directors of the Board of Directors, although less than a quorum.

(iv)Vacancies in the Board of Directors occurring by reason of newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by the Articles of Incorporation and the Bylaws of the corporation shall be filled by a majority vote of the directors serving at the time of such increase, each director so elected to a newly created directorship to serve for the appropriate term so as to maintain, as near as may be, an equal division between the classes of directors.

If at any time the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares of the Company shall, under the provisions of paragraph (1) of subdivision B of Division IV or of paragraph (1) of subdivision C of Division IV of Article VI of the Articles of Incorporation, as amended, become entitled to elect any directors, then the terms of all incumbent directors shall expire at the time of the first annual meeting thereafter at which such holders of Cumulative Preferred Shares and/or Cumulative Preference Shares are so entitled to elect directors. If at any time the holders of Cumulative Preferred Shares of the Company shall, under the provisions of paragraph (2) of subdivision B of Division IV of Article VI of the Articles of Incorporation, as amended, become entitled to elect a majority of the Board of Directors, the terms of all incumbent directors shall expire whenever such majority has been duly elected and qualified. During any period during which the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares of the corporation shall have voting rights with respect to directors under the provisions of Division IV of Article VI of the Articles of Incorporation, as amended, the Board of Directors shall consist of eleven (11) persons and the entire number of persons composing such Board shall be elected at each annual or special meeting of shareholders for the election of directors and shall serve until the next such annual or special meeting or until their successors have been elected and qualified; provided, however, that whenever the holders of Cumulative Preferred Shares and/or Cumulative Preference Shares acquire voting rights under paragraph (1) of subdivision B of Division IV or under paragraph (1) of subdivision C of Division IV of Article VI of the Articles of Incorporation, as amended, and exercise such rights at a special meeting called therefor, the terms of office of directors theretofore elected by the holders of Common Shares will not expire until the next annual meeting. If a vacancy or vacancies in the Board of Directors shall exist with respect to a director or directors who shall have been elected by the holders of either Cumulative Preferred Shares or Cumulative Preference Shares, the remaining directors elected by the holders of Cumulative Preferred Shares or Cumulative Preference Shares, as the case may be, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise, if a vacancy or vacancies shall exist with respect to a director or directors who shall have been elected by the holders of Common Shares, the remaining directors elected by the holders of Common Shares, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

Whenever the Cumulative Preferred Shares shall be divested of voting powers with respect to the election of directors, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preference Shares, shall expire upon the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors. Whenever the Cumulative Preference Shares shall be divested of voting powers with respect to the election of directors, the terms of all incumbent directors, other than directors elected by the holders of Cumulative Preferred Shares, shall expire on the election of their successors by the holders of the Common Shares at the next annual or special meeting of shareholders for the election of directors. Directors of the corporation need not be shareholders.

Section 3.03. Board Meetings; Calling Meetings; Notice. The directors shall meet annually immediately after the election of directors, or as soon thereafter as is practicable, at the place at which the annual meeting of the shareholders was held, or at such other time and place as may be fixed by resolution adopted by the Board of Directors. Regular meetings of the Board of Directors shall be held from time to time at such time and place as may be from time to time fixed by resolution adopted by the Board of Directors. No notice need be given of any regular meeting. Special meetings of the Board of Directors shall be held in the office of the corporation in Fergus Falls, Minnesota, or at such other place as may from time to time be fixed by resolution adopted by the Board of Directors or as may be fixed by a waiver of notice of such meeting given by all of the directors. Special meetings of the Board of Directors may be called by the chief executive officer or by any two (2) directors. Notice of such special meeting shall be given by the Secretary to each director at least twenty-four (24) hours before such meeting by mail, telegraph, telephone, or in person. Any meeting of the Board of Directors may also be held by telephone conference or other means of remote communication as permitted by the Minnesota Business Corporation Act.

Section 3.04. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 3.05. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

Section 3.06. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 3.07. Conference Communications. Any or all directors may participate in any meeting or conference of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action, such directors participating pursuant to this Section 3.07 shall be deemed present in person at the meeting.

Section 3.08. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Section 3.09 and by Minnesota Statutes Section 302A.243. A majority of the members of the committee holding office immediately prior to a meeting of the committee shall constitute a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution establishing the committee.

Section 3.09. Committee of Disinterested Persons. Pursuant to the procedure set forth in Section 3.08, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority of the remaining committee members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determination to the Board.

Section 3.10. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the Shareholders.

Section 3.11. Compensation. The Board may fix the compensation, if any, of directors and members of any committee established by the Board.

Section 3.12. Removal. The affirmative vote of the holders of at least 75% of the outstanding Common Shares entitled to vote at an election of directors may remove from office at any time, with or without cause, any and all of the directors who shall have been elected by the holders of Common Shares. In the event that the Board of Directors or any one or more directors be so removed, new directors shall be elected at the same meeting. No provision of this Section 3.12 may be amended or repealed except by the affirmative vote of the holders of at least 75% of the outstanding Common Shares of the corporation unless the Board of Directors, if all such directors are Continuing Directors, as defined in Article VI of the Articles of Incorporation, shall unanimously recommend such amendment or repeal.

ARTICLE IV.
OFFICERS

Section 4.01. Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a Chairman of the Board, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, and such assistant officers or other officers as may from time to time be elected or appointed by the Board. The Board shall elect the persons to serve as chief executive officer and chief financial officer and may elect such other officers at the annual meeting of the Board of Directors. Such officers so elected shall hold office until the next annual meeting of directors and until their successors are elected and qualify, subject to removal as provided in Section 4.11. Each such officer shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board or, in the absence of such determination by the Board, as may be prescribed by the chief executive officer. Any number of offices may be held by the same person.

Section 4.02. Chief Executive Officer. Either the Chairman of the Board or the President of the corporation may be designated from time to time by the Board to be the chief executive officer of the corporation. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present, preside at all meetings of the shareholders; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

Section 4.03. Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

Section 4.05. President. Unless otherwise determined by the Board, the President shall be the chief executive officer of the corporation and shall supervise and control the business affairs of the corporation. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

Section 4.06. Vice President. The Board of Directors may designate one or more Vice Presidents, who shall have such designations and powers and shall perform such duties as prescribed by the Board of Directors or by the chief executive officer.

In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

Section 4.07. Controller. The Controller shall be the chief accounting officer of the corporation. He shall maintain adequate records of all assets, liabilities and transactions of the corporation and see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, shall initiate and enforce procedures whereby the business of the corporation shall be conducted with maximum safety, efficiency and economy. He shall have such further powers and perform such other duties as may be prescribed by the Board of Directors or the chief executive officer.

Section 4.08. Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. Except as otherwise required or permitted by statute or by these Bylaws, the Secretary shall give notice of meetings of shareholders and directors. The Secretary shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the chief executive officer.

Section 4.09. Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may from time to time be assigned to him by the Board.

Section 4.10. Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be determined from time to time by the Board of Directors. Unless prohibited by a resolution of the Board of Directors, an officer elected or appointed by the Board may, without specific approval of the Board, delegate some or all of the duties and powers of an office to other persons. An officer who delegates the duties or powers of an officer remains subject to the standard of conduct for an officer with respect to the discharge of all duties and powers so delegated. The officers of the corporation shall give such bonds to the corporation for the faithful performance of their duties as may be required from time to time by the Board of Directors.

Section 4.11. Removal and Vacancies. Any officer may be removed from his office by the affirmative vote of a majority of the Board of Directors present, at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

Section 4.12. Compensation. The officers of this corporation shall receive such compensation for their services as may determined by or in accordance with resolutions of the Board of Directors.

ARTICLE V.
SHARES AND THEIR TRANSFER

Section 5.01. Certificates for Shares. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Every owner of shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.

Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder of record thereof, or the shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or the shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

Section 5.03. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the chief executive officer, the chief financial officer and the transfer agent and registrar, if any, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

ARTICLE VI.
DIVIDENDS, RECORD DATE

Section 6.01. Dividends. The Board of Directors shall have the authority to declare dividends and other distributions upon shares to the extent permitted by law.

Section 6.02. Record Date. The Board of Directors may fix a date not exceeding 60 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend.
ARTICLE VII.
SECURITIES OF OTHER CORPORATIONS

Section 7.01. Voting Securities Held by the Corporation. The chief executive officer shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.

Section 7.02. Purchase and Sale of Securities. The chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors or the chief executive officer may, from time to time, confer or delegate such powers to one or more other persons.
ARTICLE VIII.
INDEMNIFICATION OF CERTAIN PERSONS

Section 8.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.
ARTICLE IX.
EXCLUSIVE FORUM

Section 9.01. Internal Corporate Claims. Unless the corporation consents in writing to the selection of an alternative forum, the state courts in Minnesota or the federal district court of the District of Minnesota shall be the sole and exclusive forum for (i) any claim that is based upon a violation of a duty under the laws of the State of Minnesota by a current or former director, officer or shareholder in such capacity; (ii) any derivative action or proceeding brought on behalf of the corporation; (iii) any action asserting a claim arising under the Minnesota Business Corporation Act, the Articles of Incorporation or these Bylaws; or (iv) any other action asserting internal corporate claims, in each case subject to said courts having personal jurisdiction over the indispensable parties named as defendants therein.

Section 9.02. Consent to Personal Jurisdiction. If any action the subject matter of which is within the scope of this Article IX is filed in a court other than a state or federal court in Minnesota (a “Foreign Action”) by any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state or federal courts in Minnesota in connection with any action brought in any such court to enforce this Article IX; and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Section 9.03. Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation deemed to have notice of and consented to the provisions of this Article IX.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

*OTTER TAIL CORPORATION*
*SHAREHOLDER SERVICES*
*215 S. CASCADE STREET*
*P.O. BOX 496*
*FERGUS FALLS, MN 56538*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 8, 2026 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/OTTR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 12, 2026 for shares held directly and by 11:59 p.m. Eastern Time on April 8, 2026 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82901-P43023

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**OTTER TAIL CORPORATION**

**The Board of Directors Recommends a Vote FOR the Election of Directors, and FOR Items 2, 3, and 4.**

01) Jeanne H. Crain
02) John D. Erickson
03) Nathan I. Partain

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted FOR the Election of Directors, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.**

Please sign exactly as your name(s) appear(s) on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

## OTTER TAIL CORPORATION

**ANNUAL MEETING OF SHAREHOLDERS**

**April 13, 2026**
**10:00 a.m. (CDT)**

**www.virtualshareholdermeeting.com/OTTR2026**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Proxy Statement and Annual Report are available at www.proxyvote.com.

**PLEASE VOTE YOUR PROXY—NOW!**

Please date and sign the attached proxy and return it promptly.
This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by Internet or telephone, please do not mail your Proxy Card.

V82902-P43023

## Proxy

The undersigned hereby appoints Jennifer O. Smestad and Todd R. Wahlund (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 13, 2026, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting for the election of Directors (Proposal 1), for the non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the Proxy Statement (Proposal 2), for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 3), and for the amendment and restatement of the Corporation's Bylaws to include an exclusive forum provision (Proposal 4).

*See reverse for voting instructions.*